--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                     $600,000,000

                                   CREDIT AGREEMENT


                              DATED AS OF JULY 29, 1996


                                        AMONG


                               DOLE FOOD COMPANY, INC.,
                       DOLE FRESH FRUIT INTERNATIONAL, LIMITED
                                         AND
                                    SOLVEST, LTD.,
                                    AS BORROWERS,

                              THE LENDERS LISTED HEREIN,
                                     AS LENDERS,

                BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                                AS SYNDICATION AGENT,

                                   CITIBANK, N.A.,
                               AS DOCUMENTATION AGENT,

                                         AND

                              THE CHASE MANHATTAN BANK,
                               AS ADMINISTRATIVE AGENT



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               DOLE FOOD COMPANY, INC.
                       DOLE FRESH FRUIT INTERNATIONAL, LIMITED
                                    SOLVEST, LTD.

                                   CREDIT AGREEMENT

                                  TABLE OF CONTENTS
                                                                            PAGE

SECTION 1.         DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .    1
      1.1    Certain Defined Terms . . . . . . . . . . . . . . . . . . . .    1
      1.2    Accounting Terms; Utilization of GAAP for Purposes of
             Calculations Under Agreement. . . . . . . . . . . . . . . . .   16
      1.3    Other Definitional Provisions . . . . . . . . . . . . . . . .   16

SECTION 2.         AMOUNTS AND TERMS OF COMMITMENTS AND LOANS. . . . . . .   17
      2.1    Pro Rata Loans. . . . . . . . . . . . . . . . . . . . . . . .   17
      2.2    Bid Rate Loans. . . . . . . . . . . . . . . . . . . . . . . .   21
      2.3    Swing Line Loans. . . . . . . . . . . . . . . . . . . . . . .   24
      2.4    Disbursement of Funds . . . . . . . . . . . . . . . . . . . .   26
      2.5    Loan Accounts and Register. . . . . . . . . . . . . . . . . .   28
      2.6    Interest on the Loans . . . . . . . . . . . . . . . . . . . .   29
      2.7    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
      2.8    Prepayments and Reductions in Commitments; General Provisions
             Regarding Payments. . . . . . . . . . . . . . . . . . . . . .   34
      2.9    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .   36
      2.10   Special Provisions Governing Eurodollar Rate Loans. . . . . .   37
      2.11   Certain Tax Provisions. . . . . . . . . . . . . . . . . . . .   43

SECTION 3.         CONDITIONS TO LOANS . . . . . . . . . . . . . . . . . .   45
      3.1    Conditions to Initial Loans . . . . . . . . . . . . . . . . .   45
      3.2    Additional Conditions . . . . . . . . . . . . . . . . . . . .   47

SECTION 4.         COMPANY'S REPRESENTATIONS AND WARRANTIES. . . . . . . .   48
      4.1    Organization, Powers, Qualification, Good Standing and
             Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .   48
      4.2    Authorization of Borrowing, etc . . . . . . . . . . . . . . .   48
      4.3    Financial Condition . . . . . . . . . . . . . . . . . . . . .   50
      4.4    No Material Adverse Change. . . . . . . . . . . . . . . . . .   50
      4.5    Litigation; Adverse Facts . . . . . . . . . . . . . . . . . .   50
      4.6    Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . .   50
      4.7    Governmental Regulation . . . . . . . . . . . . . . . . . . .   51
      4.8    Securities Activities . . . . . . . . . . . . . . . . . . . .   51
      4.9    Margin Stock. . . . . . . . . . . . . . . . . . . . . . . . .   51
      4.10         Employee Benefit Plans. . . . . . . . . . . . . . . . .   51
      4.11         Environmental Protection. . . . . . . . . . . . . . . .   52

SECTION 5.         COMPANY'S AFFIRMATIVE COVENANTS . . . . . . . . . . . .   52
      5.1    Financial Statements and Other Reports. . . . . . . . . . . .   53
      5.2    Corporate Existence, etc. . . . . . . . . . . . . . . . . . .   54
      5.3    Payment of Taxes and Claims; Tax Consolidation. . . . . . . .   55
      5.4    Maintenance of Properties; Insurance. . . . . . . . . . . . .   55

                                         (i)

                                                                            PAGE
      5.5    Compliance with Laws, etc . . . . . . . . . . . . . . . . . .   55
      5.6    Hazardous Materials . . . . . . . . . . . . . . . . . . . . .   56
      5.7    Margin Stock. . . . . . . . . . . . . . . . . . . . . . . . .   56
      5.8    Inspection. . . . . . . . . . . . . . . . . . . . . . . . . .   56

SECTION 6.         COMPANY'S NEGATIVE COVENANTS. . . . . . . . . . . . . .   56
      6.1    Maximum Leverage Ratio. . . . . . . . . . . . . . . . . . . .   56
      6.2    Minimum Fixed Charge Coverage Ratio . . . . . . . . . . . . .   57
      6.3    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
      6.4    Disposition of Assets . . . . . . . . . . . . . . . . . . . .   58

SECTION 7.         EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .   58
      7.1    Failure to Make Payments When Due . . . . . . . . . . . . . .   58
      7.2    Default in Other Agreements . . . . . . . . . . . . . . . . .   59
      7.3    Breach of Certain Covenants . . . . . . . . . . . . . . . . .   59
      7.4    Breach of Warranty. . . . . . . . . . . . . . . . . . . . . .   59
      7.5    Other Defaults Under Agreement. . . . . . . . . . . . . . . .   59
      7.6    Involuntary Bankruptcy; Appointment of Receiver, etc. . . . .   60
      7.7    Voluntary Bankruptcy; Appointment of Receiver, etc. . . . . .   60
      7.8    Judgments and Attachments . . . . . . . . . . . . . . . . . .   61
      7.9    Unfunded ERISA Liabilities. . . . . . . . . . . . . . . . . .   61
      7.10         Change in Control . . . . . . . . . . . . . . . . . . .   61
      7.11         Invalidity of Company Guaranty. . . . . . . . . . . . .   62

SECTION 8.         ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . .   62
      8.1    Appointment . . . . . . . . . . . . . . . . . . . . . . . . .   62
      8.2    Powers; General Immunity. . . . . . . . . . . . . . . . . . .   63

      8.3    Representations and Warranties; No Responsibility For
             Appraisal of Creditworthiness . . . . . . . . . . . . . . . .   64
      8.4    Right to Indemnity. . . . . . . . . . . . . . . . . . . . . .   65
      8.5    Registered Persons Treated as Owners. . . . . . . . . . . . .   65
      8.6    Successor Administrative Agent. . . . . . . . . . . . . . . .   65
      8.7    Documentation Agent and Syndication Agent . . . . . . . . . .   66

SECTION 9.         MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .   66
      9.1    Securities Representation . . . . . . . . . . . . . . . . . .   66
      9.2    Assignments and Participations in Loans . . . . . . . . . . .   66
      9.3    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .   69
      9.4    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .   69
      9.5    Ratable Sharing . . . . . . . . . . . . . . . . . . . . . . .   71
      9.6    Amendments and Waivers. . . . . . . . . . . . . . . . . . . .   71
      9.7    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
      9.8    Survival of Representations and Warranties. . . . . . . . . .   73
      9.9    Failure or Indulgence Not Waiver; Remedies Cumulative . . . .   73
      9.10         Entire Agreement. . . . . . . . . . . . . . . . . . . .   73
      9.11         Severability. . . . . . . . . . . . . . . . . . . . . .   73
      9.12         Obligations Several; Independent Nature of Lenders'
                   Rights. . . . . . . . . . . . . . . . . . . . . . . . .   73

                                         (ii)

                                                                            PAGE
      9.13         Headings. . . . . . . . . . . . . . . . . . . . . . . .   74
      9.14         Applicable Law. . . . . . . . . . . . . . . . . . . . .   74
      9.15         Successors and Assigns. . . . . . . . . . . . . . . . .   74
      9.16         Consent to Jurisdiction and Service of Process. . . . .   74
      9.17         Waiver of Jury Trial. . . . . . . . . . . . . . . . . .   74
      9.18         Confidentiality . . . . . . . . . . . . . . . . . . . .   75
      9.19         Counterparts; Effectiveness . . . . . . . . . . . . . .   75
             Signature pages . . . . . . . . . . . . . . . . . . . . . . .  S-1

                                        (iii)

                                       EXHIBITS


I     FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
II    FORM OF COMPLIANCE CERTIFICATE
III   FORM OF NOTICE OF PRO RATA BORROWING
IV    FORM OF NOTICE OF BID RATE BORROWING
V     FORM OF NOTICE OF SWING LINE BORROWING
VI    FORM OF NOTICE OF CONVERSION/CONTINUATION
VII   FORM OF NOTICE OF REQUEST FOR EXTENSION
VIII       FORM OF COMPANY GUARANTY
IX    FORM OF OPINION OF O'MELVENY & MYERS LLP
X     FORM OF OPINION OF GOODSILL ANDERSON QUINN & STIFEL

                                         (iv)

                               DOLE FOOD COMPANY, INC.
                       DOLE FRESH FRUIT INTERNATIONAL, LIMITED
                                    SOLVEST, LTD.

                                   CREDIT AGREEMENT



             This CREDIT AGREEMENT is dated as of July 29, 1996 and entered into by and among DOLE FOOD COMPANY, INC., a Hawaii corporation ("COMPANY"), DOLE FRESH FRUIT INTERNATIONAL, LIMITED, a Liberian corporation ("DFFI"), and SOLVEST, LTD., a Bermuda corporation ("SOLVEST"; Company, DFFI and Solvest each individually referred to herein as a "BORROWER" and collectively as "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), THE CHASE MANHATTAN BANK ("CHASE"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT"), and CITIBANK, N.A., as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT"; together with Administrative Agent and Syndication Agent, "AGENTS").


                                   R E C I T A L S


             WHEREAS, Borrowers desire that Lenders extend certain credit facilities to Borrowers for general corporate purposes; and

             WHEREAS, Lenders desire to extend such credit facilities to Borrowers on the terms and conditions set forth herein.

             NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agents agree as follows:


SECTION1.    DEFINITIONS

1.1   CERTAIN DEFINED TERMS.

      The following terms used in this Agreement shall have the following meanings:

             "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date, the rate obtained by dividing (i)the Eurodollar Rate for such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the actual rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D) applicable to each Reference Bank on such Interest Rate Determination Date.

             "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 8.6.

             "ADMINISTRATIVE AGENT'S ACCOUNT" means Administrative Agent's account no. 323-504140 (re: Dole Food Company, Inc.) maintained at the office of Chase at 270 Park Avenue, New York, New York 10017 (or such other account or address as Administrative Agent shall specify in writing to Company and Lenders).

             "AFFECTED LENDER" has the meaning assigned to that term in subsections 2.6G, 2.10 and 2.11A.

             "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

             "AGENTS" has the meaning assigned to that term in the introduction to this Agreement.

             "AGREEMENT" means this Credit Agreement dated as of July 29, 1996, together with all Schedules referred to herein and all Exhibits hereto, as it may be amended, supplemented or otherwise modified from time to time.

             "APPLICABLE BORROWER" means (i) with respect to any Loan requested to be made hereunder but not yet made, the Borrower requesting such Loan, and
(ii) with respect to any Loan made hereunder, the Borrower to which such Loan is made.

             "APPLICABLE EURODOLLAR RATE MARGIN" means, on any date, the applicable percentage set forth below based upon the Senior Unsecured Debt Ratings applicable on such date:

             Senior Unsecured Debt                            Applicable
Eurodollar
             RATING CATEGORY                                 RATE MARGIN
          ---------------                    -----------------------

             Category 1                                       0.20%
                    BBB or higher by S&P
                    Baa2 or higher by Moody's

             Category 2                                       0.25%
                    BBB- by S&P
                    Baa3 by Moody's

             Category 3                                       0.40%
                    BB+ or lower by S&P
                    Ba1 or lower by Moody's

For purposes of the foregoing, (i) if the Senior Unsecured Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Eurodollar Rate Margin shall be determined by reference to the superior (or numerically lowest) Category,
(ii) if any Senior Unsecured Debt Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change, and (iii) if either Moody's or S&P shall not have in effect a Senior Unsecured Debt Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a Senior Unsecured Debt Rating in Category 3. Each change in the Applicable Eurodollar Rate Margin shall apply, during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, to all Eurodollar Rate Loans that are outstanding at any time during such period. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Company and Lenders shall negotiate in good faith to amend the references to specific Senior Unsecured Debt Ratings in this definition to reflect such changed rating system or the non-availability of Senior Unsecured Debt Ratings from such rating agency.

             "APPLICABLE FACILITY FEE PERCENTAGE" means, on any date, the applicable percentage set forth below based upon the Senior Unsecured Debt Ratings applicable on such date:

               Senior Unsecured Debt                          Applicable
Facility
             RATING CATEGORY                           FEE PERCENTAGE

             Category 1                                       0.10%
                    BBB or higher by S&P
                    Baa2 or higher by Moody's

             Category 2                                       0.11%
                    BBB- by S&P
                    Baa3 by Moody's

             Category 3                                       0.15%
                    BB+ or lower by S&P
                    Ba1 or lower by Moody's

For purposes of the foregoing, (i) if the Senior Unsecured Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Facility Fee Percentage shall be determined by reference to the superior (or numerically lowest) Category,
(ii) if any Senior Unsecured Debt Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change, and (iii) if either Moody's or S&P shall not have in effect a Senior Unsecured Debt Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a Senior Unsecured Debt Rating in Category 3. Each change in the Applicable Facility Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Company and Lenders shall negotiate in good faith to amend the references to specific Senior Unsecured Debt Ratings in this definition to reflect such changed rating system or the non-availability of Senior Unsecured Debt Ratings from such rating agency.

             "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in substantially the form of EXHIBIT I annexed hereto.

             "BANKRUPTCYCODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

             "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                    (a) the rate of interest announced publicly by Chase in New York, New York, from time to time, as Chase's base rate;

                    (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (A)1/2 of one percent per annum plus (B) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks (such three-week moving average being determined weekly on each Monday or, if such day is not a Business Day, on the next succeeding Business Day, for the three-week period ending on the previous Friday by Chase on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Chase from three New York certificate of deposit dealers of recognized standing selected by Chase) by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the actual reserve requirement (including, without limitation, any marginal, emergency, supplemental, special or other reserve requirement) for Chase with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, PLUS (C) the average during such three-week period of the daily net annual assessment rates estimated by Chase for determining the then current annual assessment payable by Chase to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; or

                    (c)    1/2 of one percent per annum above the Federal Funds
      Rate.

             "BASE RATE LOANS" means Pro Rata Loans and Swing Line Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.6.

             "BID RATE LOANS" means one or more of the Fixed Rate Bid Loans or the Reference Rate Bid Loans made under the auction bidding procedure described in subsection 2.2, or a combination thereof.

             "BID RATE OFFER" has the meaning set forth in subsection 2.2A(ii).

             "BORROWER" and "BORROWERS" have the meanings assigned to those terms in the introduction to this Agreement.

             "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of California or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and
(ii) with respect to all notices, determinations, fundings and payments with respect to Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the New York City interbank Eurodollar market.

             "CASH" means money, currency or a credit balance in a Deposit Account.

             "CHASE" means The Chase Manhattan Bank.

             "CLOSING DATE" means the later of (i) the date of execution and delivery of this Agreement by Lenders, Agents and Borrowers, and (ii) the date on which all conditions set forth in subsection 3.1 hereof have been satisfied or waived.

             "COMMITMENT TERMINATION DATE" means (i)the fifth anniversary of the Closing Date, or such later date as shall be determined from time to time pursuant to subsection 2.1E, or (ii) such earlier date on which all of the Pro Rata Commitments have been reduced to zero.

             "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

             "COMPANY GUARANTY" means the Guaranty executed and delivered by Company on the Closing Date, substantially in the form of EXHIBIT VIII annexed hereto, as such Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

             "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT II annexed hereto.

             "CONSOLIDATED ADJUSTED OPERATING INCOME" means, for any period, the sum of the amounts for such period of (i) the operating income (or loss) of Company and its Subsidiaries, (ii) depreciation expense, (iii) amortization expense, and (iv) other non-cash items, in each case determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP and, in the case of clauses (ii) through (iv), deducted in determining consolidated operating income.

             "CONSOLIDATED NET DEBT" means, at any date of determination, the remainder on such date of (i) the total debt of Company and its Subsidiaries on a consolidated basis, as set forth on Company's consolidated balance sheet in conformity with GAAP LESS (ii)the Cash and Short-Term Investments of Company and its Subsidiaries on a consolidated basis calculated in conformity with GAAP.

             "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, the remainder of (i) total interest expense, whether paid or accrued as liabilities, of Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP LESS (ii) total interest income, whether paid or accrued, received or receivable by Company and its Subsidiaries from any source (other than (x) from any Subsidiary of Company or (y) in the case of accrued but unpaid interest (i) from any debtor in a case under the Bankruptcy Code or any similar law applicable to debtors located outside the United States or (ii) that is more than 180 days past due regardless of the source) for such period, determined on a consolidated basis in accordance with GAAP.

             "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP; PROVIDED that cumulative foreign currency translation adjustments reported from and after December 30, 1995 shall be excluded.

             "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any (i) indenture, mortgage, deed of trust, credit agreement or note purchase agreement or other agreement or instrument, in each case with respect to such Person's indebtedness for borrowed money or (ii) material contract, undertaking, agreement or other instrument not described in clause
(i) of this definition to which that Person is a party.

             "CROSS DEFAULT" means the breach or default by Company or any of its Subsidiaries with respect to any term of any evidence of indebtedness for borrowed money of Company or any such Subsidiary in an amount exceeding $25,000,000 in the aggregate or any loan agreement, mortgage, indenture or other agreement relating to such indebtedness (the "DEFAULTED DEBT"), if the effect of such breach or default is to permit (other than as a result of an immaterial breach or default) the holder or holders of such indebtedness (or a trustee on behalf of such holder or holders) to cause the Defaulted Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be;

PROVIDED, HOWEVER, that in the event that the non-payment, breach or default of the Defaulted Debt described herein is cured or waived by the holders of the Defaulted Debt or if such Defaulted Debt is repaid in full (other than with the proceeds of Loans), such non-payment, breach or default shall not constitute a Cross Default hereunder.

             "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization.

             "DFFI" has the meaning assigned to that term in the introduction to this Agreement.

             "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

             "ELIGIBLE ASSIGNEE" means either (i) any Lender listed on the signature pages of this Agreement or any Affiliate of any Lender PROVIDED such Affiliate is primarily engaged in the business of commercial lending or
(ii) any other financial institution that is approved by Administrative Agent, which approval shall not be unreasonably withheld, and by Company in its sole discretion; PROVIDED, HOWEVER, that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

             "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan," as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), of which the Company or any of its ERISA Affiliates is the "plan sponsor," as defined in Section 3(16)(B) of ERISA, or to which the Company or any of its ERISA Affiliates contributes.

             "ENVIRONMENTAL LAWS" means all federal, state and local environmental, health or safety laws, ordinances, regulations, rules, statutes, orders and decrees (including, but not limited to, those dealing with the use, generation, treatment, storage, disposal or transportation of Hazardous Materials), as the same may be in effect from time to time, and all foreign equivalents thereof.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

             "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

             "EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for Eurodollar Rate Loans, the arithmetic average (rounded upward to the next highest 1/100 of 1%) of the rates per annum at which deposits in Dollars in amounts comparable to the Eurodollar Rate Loan of each Reference Bank (or an Affiliate of such Reference Bank) comprising part of such Loans and with a maturity comparable to such Interest Period, are offered by such Reference Bank to first class banks in the international interbank Eurodollar market at 10:00 a.m. (New York City time) on such Interest Rate Determination Date.

             "EURODOLLAR RATE LOANS" means Pro Rata Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate, as provided in subsection 2.6.

             "EURODOLLAR RATE TAXES" has the meaning assigned to such term in subsection 2.10D.

             "EVENT OF DEFAULT" means each of the events set forth in Section 7.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

             "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of May10, 1994, among Company, as Borrower, Citicorp USA, Inc., as Agent, and the Lenders described therein, as amended on or before the Closing Date.

             "FACILITY FEE" has the meaning set forth in subsection 2.7A.

             "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT (i)if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii)if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent by three Federal funds brokers of recognized standing.

             "FISCAL QUARTER" means a fiscal quarter of Company and its Subsidiaries.

             "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries.

             "FIXED RATE BID LOAN" has the meaning set forth in subsection 2.2A(i).

             "FOOD BUSINESS ASSETS" means the assets of Company and its Subsidiaries constituting the food business of Company and its Subsidiaries.

             "FUNDING DATE" means the date of the funding of a Loan.

             "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination; PROVIDED that for purposes of the calculations made pursuant to subsections 6.1 and 6.2 only, GAAP shall mean such principles as in effect on December 30, 1995.

             "HAZARDOUS MATERIALS" means any hazardous, toxic or dangerous wastes, pollutants, materials or substances including, without limitation, friable asbestos, PCBs, petroleum products and by-products, substances defined in or listed as "hazardous materials," "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended, 42 U.S.C. Section 9601, ET SEQ. and 42 U.S.C. Section 1101 ET SEQ.; "hazardous materials" identified in or pursuant to the Hazardous Materials Transportation Act, as now or hereafter amended, 49 U.S.C. Section 1801, ET SEQ.; "hazardous wastes" identified in or pursuant to the Resource Conservation and Recovery Act, as now or hereafter amended, 42 U.S.C. Section 6901, ET SEQ.; any chemical substances or mixture regulated under the Toxic Substances Control Act of 1976, as now or hereafter amended, 15 U.S.C. Section 2601 ET SEQ.; any "toxic pollutant" under the Clean Water Act, as now or hereafter amended, 33 U.S.C. Section 1251 ET SEQ.; any hazardous air pollutant under the Clear Air Act, as now or hereafter amended, 42 U.S.C. Section 7401 ET SEQ.; and any hazardous, toxic or dangerous material, substance or pollutant now or hereafter designated or regulated under any Environmental Laws.

             "INDEMNITEE" has the meaning assigned to that term in subsection
9.4.

             "INTEREST PAYMENT DATE" has the meaning assigned to that term in subsection 2.6C.

             "INTEREST PERIOD" means any interest period applicable to a Pro Rata Loan (other than a Base Rate Loan except as otherwise provided in subsection 2.10B) as determined pursuant to subsection 2.6B.

             "INTEREST RATE DETERMINATION DATE" means each date for calculating the Adjusted Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period for a Pro Rata Loan that is a Eurodollar Rate Loan. The Interest Rate Determination Date shall be the second Business Day prior to the first day of such Interest Period.

             "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

             "LENDER" and "LENDERS" means the Swing Line Lender and the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.2.

             "LIEN" means any mortgage, pledge, lien, security interest or similar encumbrance or any other type of preferential arrangement for the benefit of the holders of indebtedness for borrowed money that has the practical effect of a mortgage, pledge, lien or security interest.

             "LOAN" or "LOANS" means one or more of the Pro Rata Loans, the Swing Line Loans or the Bid Rate Loans, or a combination thereof.

             "LOAN ACCOUNT" has the meaning set forth in subsection 2.5A.

             "MARGIN STOCK" has the meaning assigned to that term in Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

             "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole, or (ii) a material adverse effect on the ability of Company to pay the Obligations in full when due under this Agreement.

             "MATERIAL SUBSIDIARY" means (i) DFFI, (ii) Solvest, and (iii) any other Subsidiary of Company identified as a "Material Subsidiary" on the most recent report on Form 10-K filed by Company with the Securities and Exchange Commission.

             "MOODY'S" means Moody's Investors Service, Inc.

             "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute; except that Multiemployer Plan shall not include any plan to which neither the Company nor any ERISA Affiliate is currently obligated to contribute and for which the full amount of any withdrawal liability has been paid.

             "NOTICE OF BID RATE BORROWING" means a notice substantially in the form of EXHIBIT IV with respect to a proposed borrowing of a Bid Rate Loan.

             "NOTICE OF BORROWING" means a Notice of Pro Rata Borrowing, a Notice of Swing Line Borrowing or a Notice of Bid Rate Borrowing, as the case may be.

             "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT VI with respect to a proposed conversion or continuation.

             "NOTICE OF REQUEST FOR EXTENSION" means a notice substantially in the form of EXHIBIT VII with respect to a proposed extension of the Commitment Termination Date.

             "NOTICE OF PRO RATA BORROWING" means a notice substantially in the form of EXHIBIT III with respect to a proposed borrowing of a Pro Rata Loan.

             "NOTICE OF SWING LINE BORROWING" means a notice substantially in the form of EXHIBIT V with respect to a proposed borrowing of a Swing Line Loan.

             "OBLIGATIONS" means all obligations of every nature of Borrowers from time to time owed to Agents, Lenders or any of them under this Agreement or the Company Guaranty, whether for principal, interest, fees, expenses, indemnification or other amounts due or to become due.

             "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate executed on behalf of such Person by a Responsible Officer of such Person.

             "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

             "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

             "PERMITTED ENCUMBRANCES" means the following types of Liens:

             (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

             (ii) statutory Liens of landlords and depositary institutions and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

             (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

             (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

             (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

             (vi) easements, rights-of-way, zoning and similar restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company;

             (vii) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement (including any Lien granted by such lessor or sublessor);

             (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

             (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

             (x) other Liens incurred in the ordinary course of business of Company and its Subsidiaries consistent with past practices as of the Closing Date for obligations not constituting debt for borrowed money, which obligations are not yet delinquent or are being contested in good faith and for which adequate reserves have been provided by Company or the applicable Subsidiary.

             "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

             "POTENTIAL EVENT OF DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

             "PRO RATA COMMITMENT" has the meaning set forth in subsection 2.1A, and "PRO RATA COMMITMENTS" means such commitments of all Lenders in the aggregate.

             "PRO RATA LOANS" means the Loans made pursuant to subsection 2.1A. Pro Rata Loans may be Base Rate Loans and/or Eurodollar Rate Loans. Pro Rata Loans do not include any Bid Rate Loans or Swing Line Loans.

             "PRO RATA SHARE" means, with respect to a particular Lender, (i) prior to the Commitment Termination Date, the percentage set forth under such Lender's name on the applicable signature page hereof or set forth in the Applicable Assignment and Acceptance Agreement, as the case may be, as such percentage may be adjusted from time to time pursuant to subsection 9.2, and
(ii) on and after the Commitment Termination Date, a percentage equal to a fraction the numerator of which shall be the aggregate principal amount outstanding of all Loans made by such Lender hereunder and the denominator of which shall be the aggregate principal amount outstanding of all Loans made by all Lenders hereunder.

             "REFERENCE RATE BID LOAN" has the meaning set forth in subsection 2.2A(i).

             "REFERENCE BANKS" means Chase, Citibank, N.A. and Bank of America National Trust and Savings Association.

             "REFUNDED SWING LINE LOANS" has the meaning set forth in subsection 2.3C.

             "REGISTER" has the meaning assigned to that term in subsection
2.5B.

             "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "REQUISITE LENDERS" means Lenders having at least 51% of the Total Pro Rata Commitments outstanding, or, if the Total Pro Rata Commitments have been terminated, Lenders having at least 51% of the aggregate unpaid principal amount of the Loans outstanding.

             "RESPONSIBLE OFFICER" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, an Executive Vice President, the Treasurer or the Assistant Treasurer of such Person.

             "S&P" means Standard & Poor's Ratings Group.

             "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

             "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

             "SENIOR UNSECURED DEBT RATING" means, at any time of determination, the rating currently assigned by Moody's or S&P, as applicable, to the outstanding publicly-held long-term senior unsecured debt securities of Company, or, if no such debt securities are outstanding at such time, the rating, if any, that would be so assigned by Moody's or S&P, as applicable, if any such debt securities were outstanding at such time, as evidenced by a formal rating letter issued to Company by such rating agency and delivered by Company (in the form of an original or a copy thereof) to Administrative Agent.

             "SHORT-TERM INVESTMENTS" means investments that are accounted for on Company's consolidated balance sheet as "short-term investments" in conformity with GAAP.

             "SOLVEST" has the meaning assigned to that term in the introduction to this Agreement.

             "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

             "SWING LINE LOAN COMMITMENT" has the meaning set forth in subsection 2.3A.

             "SWING LINE LENDER" means Chase in its capacity as the holder of the Swing Line Commitment and any entity that assumes Chase's rights and obligations with respect thereto pursuant to subsection 9.2.

             "SWING LINE LOAN" means one or more of the Loans made by Swing Line Lender pursuant to subsection 2.3A.

             "TAXES" has the meaning assigned to such term in subsection 2.11A.

             "TERMINATION EVENT" means (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (for which the 30 day notice period has not been waived), (ii) the withdrawal of Company or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Pension Plan (other than in a "standard termination" as described in Section 4041(b) of ERISA) or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition that would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

             "TOTAL PRO RATA COMMITMENTS" has the meaning set forth for such term in subsection 2.1B.

             "TOTAL UTILIZATION" means, as at any time of determination, the sum of (i) the aggregate principal amount of all Pro Rata Loans outstanding at such time PLUS (ii) the aggregate principal amount of all Bid Rate Loans outstanding at such time PLUS (iii) the aggregate principal amount of all Swing Line Loans outstanding at such time; PROVIDED that Total Utilization shall be determined without duplication of Pro Rata Loans, the proceeds of which are used to refund other Pro Rata Loans, Bid Rate Loans or Swing Line Loans.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

      Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation; PROVIDED that the calculations in the Compliance Certificate with respect to subsections 6.1 and 6.2 shall be prepared in accordance with GAAP as in effect at December 30, 1995.

1.3   OTHER DEFINITIONAL PROVISIONS.

      References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

SECTION 2.    AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1   PRO RATA LOANS.

      A. PRO RATA LOANS. Each Lender hereby severally agrees, subject to the limitations set forth in subsection 2.1B with respect to the maximum amount of Pro Rata Loans permitted to be outstanding from time to time and subject to the other terms and conditions hereof, to lend to Borrowers from time to time, during the period from and including the Closing Date to but excluding the Commitment Termination Date, Pro Rata Loans in an aggregate amount at any time outstanding not to exceed such Lender's Pro Rata Share of the Total Pro Rata Commitments then in effect. Each Lender's commitment to make Pro Rata Loans to Borrowers pursuant to this subsection 2.1A is herein called its "PRO RATA COMMITMENT." The initial amount of the Pro Rata Commitment of each Lender is set forth below its name on the appropriate signature page hereof. The amount of each Lender's Pro Rata Commitment shall be reduced by its respective Pro Rata Share of the amount of all reductions of the Total Pro Rata Commitments made through any date of determination pursuant to subsection 2.8. The initial aggregate amount of all Pro Rata Commitments is $600,000,000.

             Each Lender's Pro Rata Commitment shall expire on the Commitment Termination Date and all Pro Rata Loans and all other amounts owed hereunder with respect to the Pro Rata Loans of each Borrower shall be paid in full by such Borrower no later than that date.

             Except as otherwise provided in this Agreement, amounts borrowed by any Borrower under this subsection 2.1A may be repaid and, to but excluding the Commitment Termination Date, reborrowed by any Borrower. Pro Rata Loans made on any Funding Date (other than Pro Rata Loans made for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.3C) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

      B. TOTAL PRO RATA COMMITMENTS; LIMITATIONS ON OUTSTANDING LOAN AMOUNTS. The aggregate Pro Rata Commitments of all Lenders are herein collectively called the "TOTAL PRO RATA COMMITMENTS". Anything in this Agreement to the contrary notwithstanding, (i) in no event shall the aggregate principal amount of all Pro Rata Loans from any Lender outstanding at any time exceed its Pro Rata Commitment, and (ii) the aggregate principal amount of Bid Rate Loans and Swing Line Loans outstanding at any time (excluding Bid Rate Loans and Swing Line Loans to be repaid with the proceeds of Pro Rata Loans) shall reduce the amount then available for borrowing under the Total Pro Rata Commitments to the extent necessary so that in no event shall the Total Utilization exceed the Total Pro Rata Commitments at any time.

      C. NATURE OF LENDERS' OBLIGATIONS. Subject to subsection 2.10B, Pro Rata Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Pro Rata Loan requested hereunder, nor shall the Pro Rata Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Pro Rata Loan requested hereunder.

      D. BORROWING MECHANICS. Whenever any Borrower desires to borrow Pro Rata Loans under this subsection 2.1, it shall deliver to Administrative Agent a Notice of Pro Rata Borrowing no later than 1:00 P.M. (New York City time) at least one (1) Business Day in advance of the proposed Funding Date in the case of a Base Rate Loan and no later than 1:00 P.M. (New York City time) at least three (3) Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan.

      Each Notice of Pro Rata Borrowing shall specify: (i) the proposed Funding Date (which shall be a Business Day); (ii) the amount and type of Loans requested; (iii) whether such Pro Rata Loans shall be Base Rate Loans or Eurodollar Rate Loans and, in the case of Eurodollar Rate Loans, the Interest Period applicable thereto; and (iv) that the Total Utilization (after giving effect to the proposed borrowing) does not exceed the Total Pro Rata Commitments then in effect.

      In lieu of delivering any Notice of Pro Rata Borrowing, the Applicable Borrower may give Administrative Agent telephonic notice of the proposed borrowing (and the other information required by a Notice of Pro Rata Borrowing) by the required time under this subsection 2.1; PROVIDED, HOWEVER, that such notice shall be promptly confirmed in writing by delivery of a Notice of Pro Rata Borrowing to Administrative Agent on the same date as the telephonic notice.

      Except as provided in subsection 2.10, a Notice of Pro Rata Borrowing (or telephonic notice in lieu thereof) shall be irrevocable, and the Applicable Borrower shall be bound to make a borrowing in accordance therewith unless such Borrower pays any amounts required to be paid pursuant to subsection 2.10C to compensate Lenders.

      E. EXTENSION OF COMMITMENT TERMINATION DATE. So long as the Commitments hereunder shall remain in effect Company may, at its option, deliver to Administrative Agent, on or within five Business Days prior to June 1 of each year, commencing with June 1, 1997, an originally executed Notice of Request for Extension, signed by the chief executive officer, the chief financial officer or the treasurer of Company on behalf of Company and Subsidiary Borrowers, requesting an extension (the "PROPOSED EXTENSION") of the Commitment Termination Date, effective as of August 1 of such year (the "PROPOSED EXTENSION EFFECTIVE DATE"), for a period (the "EXTENSION PERIOD") of one year from the current Commitment Termination Date; PROVIDED that in the event Company fails to exercise such option to request a Proposed Extension in any such year, or in the event any Proposed Extension requested by Company does not become effective in any such year as hereinafter provided, then the option of Company to request a Proposed Extension in any subsequent year shall permanently expire and no further extensions of the Commitment Termination Date shall become effective hereunder without the prior written consent of all Lenders. Administrative Agent shall promptly deliver to each Lender a copy of any Notice of Request for Extension delivered by Company to Administrative Agent.

             On or before June 20 of such year (the "FIRST DETERMINATION
DATE"), each Lender shall have the right, in its sole discretion, subject to the provisions of this subsection 2.1E, (i) to irrevocably consent to the Proposed Extension with respect to all of such Lender's Commitment by executing and delivering to Administrative Agent a counterpart of such Notice of Request for Extension or (ii) to reject the Proposed Extension with respect to all of such Lender's Commitment; PROVIDED that if a Lender has not replied in writing to Administrative Agent with respect to the Proposed Extension by the First Determination Date such Lender shall be deemed to have rejected the Proposed Extension. Promptly after the First Determination Date, Administrative Agent shall notify Company and Lenders as to whether or not each Lender has consented to the Proposed Extension.

             If one or more Lenders (each a "REJECTING LENDER") shall have rejected or shall be deemed to have rejected the Proposed Extension, then Company may request that the Commitment, Loans and all other rights and obligations of each Rejecting Lender under the Loan Documents (as to all Rejecting Lenders, collectively, the "REJECTING LENDER OBLIGATIONS") be purchased at par and/or assumed, as of the Proposed Extension Effective Date, by (i) one or more Lenders (each a "REMAINING LENDER" and collectively, "REMAINING LENDERS") that have consented to the Proposed Extension and/or
(ii) one or more other Eligible Assignees (each a "NEW LENDER" and collectively, "NEW LENDERS"; Remaining Lenders and New Lenders being collectively referred to herein as "REPLACEMENT LENDERS") satisfactory to Company and Administrative Agent. Each prospective Replacement Lender requested by Company in writing to purchase at par and/or assume all or any portion of the Rejecting Lender Obligations shall have the right to accept or reject such request, in whole or in part, on or before July 1 of such year (the "SECOND DETERMINATION DATE"); PROVIDED that (a) if a prospective Replacement Lender has not replied in writing to Company with respect to such request by the Second Determination Date, such prospective Replacement Lender shall be deemed to have rejected such request and (b) in the event some or all of the prospective Replacement Lenders have accepted Company's request to purchase at par and/or assume all or any portion of the Rejecting Lender Obligations in an aggregate amount greater than the aggregate amount of the Rejecting Lender Obligations, Company and Administrative Agent may allocate the Rejecting Lender Obligations among such prospective Replacement Lenders in the exercise of their sole discretion.

             Anything contained in this subsection 2.1E to the contrary notwithstanding, any Proposed Extension shall become effective pursuant to this subsection 2.1E if, and only if, (i) all Lenders shall have consented to such Proposed Extension in accordance with the provisions of this subsection 2.1E or (ii) if there are one or more Rejecting Lenders, then on or before the Second Determination Date one or more Replacement Lenders shall have agreed to purchase at par and/or assume, as of the Proposed Extension Effective Date, all of the Rejecting Lender Obligations in accordance with the provisions of this subsection 2.1E.

             If any Proposed Extension becomes effective in accordance with clause (ii) of the immediately preceding paragraph then (i) within 15 days after the Second Determination Date, Company, each Rejecting Lender and each Replacement Lender shall execute and deliver to Administrative Agent counterparts of an assignment agreement, satisfactory in form and substance to Administrative Agent, pursuant to which Rejecting Lenders agree to sell and/or assign, and Replacement Lenders agree to purchase at par and/or assume, all of the Rejecting Lender Obligations as of the Proposed Extension Effective Date, (ii) after receipt of such assignment agreement and any forms, certificates or other evidence with respect to United States federal income tax withholding matters and/or California income tax withholding matters that any New Lender may be required to deliver to Administrative
Agent pursuant to subsection 2.11B or subsection 2.11C, as applicable, Administrative Agent shall (a) accept such assignment agreement by executing a counterpart thereof as provided therein and (b) on the Proposed Extension Effective Date, record the information contained therein in the Register, and
(iii) anything contained in this Agreement to the contrary notwithstanding, in order to facilitate the transactions contemplated by such assignment agreement, (a) during the period commencing on the Second Determination Date and ending on the Proposed Extension Effective Date, the Commitments shall not be voluntarily reduced by Company, (b) during the period commencing on the third Business Day immediately preceding the Proposed Extension Effective Date and ending on the Proposed Extension Effective Date, no Loans shall be requested or voluntarily prepaid by Company, (c) on the Proposed Extension Effective Date (1) Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, all accrued and unpaid interest with respect to all Loans outstanding on the Proposed Extension Effective Date, and (2) Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, all accrued and unpaid commitment fees as of the Proposed Extension Effective Date, and (d) in the event any Loans of Rejecting Lenders outstanding on the Proposed Extension Effective Date are Eurodollar Rate Loans (the "REPLACED EURODOLLAR RATE LOANS"), (1) Company shall pay to such Rejecting Lenders such amounts as would have been payable pursuant to subsection 2.6D if the Replaced Eurodollar Rate Loans had been prepaid by Company on the Proposed Extension Effective Date, and (2) the Replacement Lenders replacing such Rejecting Lenders shall be deemed to have made Eurodollar Loans in the same principal amount as the Replaced Eurodollar Rate Loans with Interest Periods commencing on the Proposed Extension Effective Date and ending on the last day of the Interest Periods of the Replaced Eurodollar Rate Loans.

2.2   BID RATE LOANS.

      A. Each Lender severally agrees that any Borrower may borrow Bid Rate Loans under this subsection 2.2 from time to time on any Business Day during the period from the date hereof until the date occurring two days prior to the Commitment Termination Date in the manner set forth below; PROVIDED that, following the borrowing of each Bid Rate Loan, the Total Utilization shall not exceed the Total Pro Rata Commitments then in effect.

             (i) Any Borrower may request one or more Bid Rate Loans under this subsection 2.2 by transmitting to

      Administrative Agent by telephone (promptly confirmed in writing by telecopy on the same date) notice of a Bid Rate Loan or Loans (a "Notice of Bid Rate Borrowing"), in substantially the form of EXHIBIT IV hereto, specifying the date and aggregate amount of the proposed Bid Rate Loan or Loans, the maturity date for repayment of such Bid Rate Loan or Loans, the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Rate Loan or Loans, not later than 1:00 P.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Bid Rate Loan, if the Applicable Borrower shall specify in the Notice of Bid Rate Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum for such Bid Rate Loan (a "Fixed Rate Bid Loan") and (B) at least four Business Days prior to the date of the proposed Bid Rate Loan, if in the Notice of Bid Rate Borrowing the Applicable Borrower shall instead specify the reference rate, for example (and not limited to) the Eurodollar Rate or the Federal Funds Rate, which is to be the basis to which the Lenders will add or subtract a margin in determining the rate or rates of interest to be offered by them for such Bid Rate Loan (a "Reference Rate Bid Loan"); PROVIDED that no Notice of Bid Rate Borrowing may request that bids be made for Loans having more than three different maturities and, PROVIDED, FURTHER, that without the consent of Administrative Agent, Borrowers may deliver a Notice of Bid Rate Borrowing no more often than every third Business Day. The Applicable Borrower may not select a maturity date for any Bid Rate Loan which occurs after the second day prior to the Commitment Termination Date. Administrative Agent shall in turn promptly (but in no event later than 3:00 P.M. (New York City time) on the applicable date referred to in clause (A) or (B) above) notify each Lender of each request for a Bid Rate Loan received by it from the Applicable Borrower by sending such Lender a copy of the related Notice of Bid Rate Borrowing.

             (ii) Each Lender may, if in its sole discretion it elects to do so, irrevocably offer (a "Bid Rate Offer") to make one or more Bid Rate Loans to the Applicable Borrower at a rate or rates of interest specified by such Lender, by notifying Administrative Agent by telefacsimile before 11:00 A.M. (New York City time), and Administrative Agent shall give prompt notice thereof to such Borrower by telefacsimile, (A) on the date of such proposed Bid Rate Loan, in the case of a Notice of Bid Rate Borrowing with respect to a Fixed Rate Bid Loan and (B) three Business Days before the date of such proposed Bid Rate Loan, in the case of a Notice of Bid Rate Borrowing with respect to a Reference Rate Bid Loan, of the minimum amount and maximum amount of each Bid Rate Loan which such Lender would be willing to make (which amounts may, subject to the proviso to the first sentence of this subsection 2.2A, exceed such

      Lender's Pro Rata Commitment) and the rate or rates of interest therefor; PROVIDED that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any Bid Rate Offer, it shall notify the Applicable Borrower of such offer before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to Administrative Agent by the other Lenders.

             (iii)  The Applicable Borrower shall, in turn, (A) before 1:00
      P.M. (New York City time) on the date of such proposed Bid Rate Loan, in the case of a Notice of Bid Rate Borrowing with respect to a Fixed Rate Bid Loan and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Bid Rate Loan, in the case of a Notice of Bid Rate Borrowing with respect to a Reference Rate Bid Loan, either

                    (x) cancel such proposed Bid Rate Loan by giving Administrative Agent notice to that effect, or

                    (y) accept one or more of the Bid Rate Offers (which acceptance shall be irrevocable) in its sole discretion, by giving notice to Administrative Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Applicable Borrower by Administrative Agent on behalf of such Lender for such Bid Rate Loan pursuant to paragraph (ii) above) to be made by each Lender (provided that the aggregate amount of such Bid Rate Loans shall not exceed the amount specified in the Notice of Bid Rate Borrowing delivered by the Applicable Borrower ), and reject any remaining Bid Rate Offers by giving Administrative Agent notice to that effect; PROVIDED that acceptance of Bid Rate Offers may only be made on the basis of ascending rates for Bid Rate Loans of the same type and duration for up to the maximum amounts offered by Lenders; and PROVIDED FURTHER that if Bid Rate Offers are made by two or more Lenders for the same type of Bid Rate Loan for the same duration and with the same rate of interest, in an aggregate amount which is greater than the amount requested, such offers shall be accepted on a pro rata basis based on the maximum amounts offered by such Lenders at such rate of interest.

             (iv) If the Applicable Borrower notifies Administrative Agent that such proposed Bid Rate Loan is cancelled pursuant to paragraph
      (iii)(x) above or if the Applicable Borrower rejects any offers made by Lenders pursuant to paragraph (iii)(y) above, Administrative Agent shall give prompt notice thereof to the Lenders or affected Lenders, as the case may be, and in the case of a cancellation, such Bid Rate Loan shall not be made.

             (v) If the Applicable Borrower accepts one or more of the Bid Rate Offers, Administrative Agent shall in turn promptly notify (A) each Lender that has made a Bid Rate Offer, of the date and aggregate amount of such Bid Rate Loan and whether or not any Bid Rate Offer or Bid Rate Offers made by such Lender have been accepted by the Applicable Borrower, and (B) each Lender that is to make a Bid Rate Loan, of the amount of each Bid Rate Loan to be made by such Lender. Promptly after each borrowing of Bid Rate Loans, Administrative Agent will notify each Lender of the aggregate amount of such Bid Rate Loans, and the dates upon which such Bid Rate Loans commenced and will terminate. Each Lender that is to make a Bid Rate Loan shall make the proceeds of its Bid Rate Loan available to the Applicable Borrower in accordance with and subject to the terms and conditions set forth or referred to in subsection 2.4.

      B. Each Bid Rate Loan shall be in an aggregate amount not less than $1,000,000 or an integral multiple thereof.

      C. Within the limits and on the conditions set forth in this subsection 2.2, Borrowers may from time to time borrow under this subsection 2.2, repay or prepay pursuant to subsection D. below, and reborrow under this subsection 2.2, and more than one Bid Rate Loan may be made on a Business Day.

      D. The Applicable Borrower shall repay to each Lender that has made a Bid Rate Loan, on the maturity date of such Bid Rate Loan (such maturity date being that specified by the Applicable Borrower for repayment of such Bid Rate Loan in the related Notice of Bid Rate Borrowing pursuant to the terms hereof) the then unpaid principal amount of such Bid Rate Loan pursuant to subsection 2.8B. No Borrower shall have any right to prepay any principal amount of any Bid Rate Loan except (i) such prepayments as are on the terms specified by the Applicable Borrower for such Bid Rate Loan in the related Notice of Bid Rate Borrowing or (ii) with the consent of the Lender making such Bid Rate Loan.

      E. Pursuant to subsection 2.8B, the Applicable Borrower shall pay interest to each Lender that has made a Bid Rate Loan on the unpaid principal amount of such Bid Rate Loan from the date of such Bid Rate Loan to the date the principal amount of such Bid Rate Loan is repaid in full, at the rate of interest specified by the Lender making such Bid Rate Loan in its Bid Rate Offer, payable on the interest payment date or dates specified by the Applicable Borrower for such Bid Rate Loan in the related Notice of Bid Rate Borrowing; PROVIDED that any principal amount of any Bid Rate Loan which is not paid when due (whether at stated maturity, by acceleration or otherwise) and any interest payment on Bid Rate Loans not paid hereunder when due, in each case, shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal to 2% per annum above the Base Rate in effect from time to time.

2.3   SWING LINE LOANS.

      A. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time and subject to the other terms and conditions hereof, to make a portion of the Pro Rata Commitments available to Borrowers from time to time during the period from the Closing Date to but excluding the second day prior to the Commitment Termination Date by making Swing Line Loans to Borrowers in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.9, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Pro Rata Loans and Bid Rate Loans may exceed its Pro Rata Commitment. Swing Line Lender's commitment to make Swing Line Loans to Borrowers pursuant to this subsection 2.3A is herein called its "SWING LINE LOAN COMMITMENT", and the original amount of the Swing Line Loan Commitment is $25,000,000 and may not be increased to an amount in excess of $25,000,000 without the consent of Requisite Lenders and Swing Line Lender. Amounts borrowed under this subsection 2.3A shall be Base Rate Loans and may be repaid and reborrowed to but excluding the second day prior to the Commitment Termination Date on which second day all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans by each Borrower shall be paid in full by such Borrower.

      Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

             (a) in no event shall the Total Utilization at any time exceed the Pro Rata Commitments then in effect; and

             (b) any reduction of the Pro Rata Commitments made pursuant to subsection 2.8A which reduces the aggregate Pro Rata Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Pro Rata Commitments, as so reduced, without any further action on the part of Swing Line Lender.

      B. Whenever any Borrower desires that Swing Line Lender make a Swing Line Loan under subsection 2.3A, it shall deliver to Swing Line Lender a Notice of Swing Line Borrowing no later than 1:00 P.M. (New York City time) on the proposed Funding Date

(which shall be a Business Day). The Notice of Swing Line Borrowing shall specify (i) the proposed Funding Date, (ii) the amount of the Swing Line Loan requested (which shall be no less than $1,000,000) and (iii) that the Total Utilization (after giving effect to the proposed borrowing) does not exceed the Total Pro Rata Commitments then in effect.

      C. With respect to any Swing Line Loans which have not been voluntarily prepaid by the Applicable Borrower pursuant to subsection 2.8A, Swing Line Lender (i) may at any time an Event of Default has occurred and is continuing in its sole and absolute discretion, and (ii) shall on the last Business Day of each month deliver to each Lender (with a copy to the Applicable Borrower), no later than 2:00 P.M. (New York City time) at least one Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Pro Rata Borrowing given by the Applicable Borrower) requesting Lenders to make Pro Rata Loans that are Base Rate Loans on such Funding Date in an aggregate amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Each Lender (other than the Swing Line Lender) shall make the amount of its Pro Rata Loan available to Administrative Agent by depositing the amount thereof in same day funds in Administrative Agent's Account on the next Business Day. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Pro Rata Loans made by Lenders other than Swing Line Lender shall be immediately delivered to Swing Line Lender (and not to any Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Pro Rata Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Pro Rata Loan made by Swing Line Lender and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans but shall be outstanding as Pro Rata Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of any Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 9.5.

      If, as a result of any bankruptcy or similar proceeding with respect to any Borrower, Pro Rata Loans are not made pursuant to this subsection 2.3C in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or if Swing Line Lender shall so request each Lender for any reason, Swing Line Lender shall be deemed to have sold without recourse or representation or warranty, and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender (other than Swing Line Lender) shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at Administrative Agent's Account. In the event any such Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first five days and thereafter at the Base Rate in effect from time to time.

      Anything contained herein to the contrary notwithstanding, the obligation of each Lender (other than Swing Line Lender) to make Pro Rata Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each such Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company or any of its Subsidiaries; (d) any breach of this Agreement by any party hereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that no Lender shall have any obligation to make a Pro Rata Loan for the purpose of repaying, or to purchase any participation in, any Swing Line Loan to the extent such Swing Line Loan increased the Total Utilization (after giving effect to the repayment of any Loans with the proceeds of such Swing Line
Loan) and was made even though Swing Line Lender had actual knowledge that the conditions to making such Swing Line Loan were not satisfied.

2.4   DISBURSEMENT OF FUNDS.

      Promptly after receipt of a Notice of Pro Rata Borrowing pursuant to subsection 2.1 or subsection 2.3 (or telephonic notice in lieu thereof) and in any event on the Business Day such notice is received, Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Pro Rata Loan available to Administrative Agent on the Funding Date in Dollars in same day funds by deposit to Administrative Agent's Account not later than 1:00 p.m. (New York City time). Except as set forth in subsection 2.3C, upon satisfaction or waiver of the conditions precedent specified in Section 3 (including, without limitation, subsection 3.2B, if applicable), Administrative Agent shall make the proceeds of such Pro Rata Loans available to the Applicable Borrower on such

Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent to be credited to the account of the Applicable Borrower at that office of Administrative Agent where Administrative Agent's Account is located no later than 2:00 p.m. (New York City time) on such Funding Date. In the case of Bid Rate Loans, upon satisfaction or waiver of the conditions precedent specified in Section 3 (including, without limitation, subsection 3.2B to the extent applicable), the applicable Lender shall make the proceeds of its Bid Rate Loan available to the Applicable Borrower on the Funding Date, by causing an amount of same day funds equal to the proceeds of such Loan to be credited to the account of the Applicable Borrower at that Office of Administrative Agent where Administrative Agent's Account is located no later than 2:00 p.m. (New York City time) on such Funding Date.

      The acceptance by the Applicable Borrower of any proceeds of any Loan which results in an increase in the Total Utilization shall be deemed to constitute a representation to the Lenders that the conditions to funding set forth herein are satisfied on and as of the applicable Funding Date.

      Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date of any Pro Rata Loan that such Lender does not intend to make available to Administrative Agent that Lender's Pro Rata Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent, in its sole discretion, may, but shall not be obligated to, make available to the Applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by that Lender on the Funding Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, which interest shall accrue at the Federal Funds Rate for the first five days and thereafter at the Base Rate in effect from time to time (beginning on and including the date of such borrowing). If that Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the Applicable Borrower, and the Applicable Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest accrued thereon at the applicable rate for the Loan made on such Funding Date. Nothing in this subsection 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by that Lender hereunder.

2.5   LOAN ACCOUNTS AND REGISTER.

      A. LOAN ACCOUNTS. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of each Borrower to such Lender for each Pro Rata Loan and Bid Rate Loan (and in the case of Swing Line Lender, Swing Line Loan) made by it, including the amount of principal and interest payable and paid to such Lender from time to time hereunder. Failure to make any notation, or any error therein, in a Loan Account shall not affect any Borrower's Obligations to such Lender. Each Borrower agrees that if, in the opinion of any Lender, a promissory note or other evidence of debt is required or appropriate to reflect or enforce any Loans outstanding to or to be made by such Lender to such Borrower, then such Borrower shall promptly execute and deliver to such Lender one or more promissory notes payable to such Lender to evidence the Pro Rata Loans, Swing Line Loans and/or Bid Rate Loans of such Borrower that are outstanding to such Lender under this Agreement from time to time. If any notes are issued hereunder, Administrative Agent and Borrowers may treat the payee of that note as the owner of such note for all purposes until an Assignment and Acceptance Agreement shall have been filed with Administrative Agent and recorded in the Register; PROVIDED, HOWEVER, that the entries made in the Register shall be controlling in the event of a conflict.

      B. REGISTER. Administrative Agent shall maintain at its address referred to in subsection 9.7 hereof a register (the "REGISTER") in which it shall record the names and addresses of Lenders, each Lender's Pro Rata Share of the Commitments, the date and amount of each Pro Rata Loan made hereunder and the amount of any payment received by Administrative Agent hereunder and each Lender's share thereof and, to the extent Administrative Agent has received notice thereof from the Applicable Borrower and the applicable Lender, the date and amount of each Bid Rate Loan and each Swing Line Loan and the amount of any payment thereon received by the applicable Lender. Failure to make any such recordation, or any error therein, shall not affect any Borrower's Obligations.

      C. PROMISE TO REPAY; ENTRIES BINDING. Each Borrower hereby severally agrees to pay when due all Obligations of such Borrower hereunder. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error. In case of a conflict between the entries made in the Register and the entries made in any Loan Account, the entries made in the Register shall be controlling, absent manifest error. Borrowers, Administrative Agent and Lenders may treat each Person listed as a Lender in the Register as the owner of the corresponding Loan listed therein and as a Lender hereunder for all purposes of this Agreement unless and until an Assignment and Acceptance Agreement shall have become effective in accordance with subsection 9.2C; PROVIDED, HOWEVER, that the entries made in the Register shall be controlling in the event of a conflict, absent manifest error. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time during Administrative Agent's normal business hours upon reasonable prior notice.

2.6   INTEREST ON THE LOANS.

      A.     RATES OF INTEREST.

             (i) PRO RATA LOANS. Each Pro Rata Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be.
      The applicable basis for determining the rate of interest with respect to any Pro Rata Loan shall be selected by the Applicable Borrower initially at the time a Notice of Pro Rata Borrowing is given with respect to such Pro Rata Loan. The basis for determining the interest rate with respect to any Pro Rata Loan may be changed from time to time pursuant to subsection 2.6D. If on any day a Pro Rata Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Pro Rata Loan shall bear interest determined by reference to the Base Rate.

                    Subject to subsection 2.6E, Pro Rata Loans shall bear interest through maturity (whether by acceleration or otherwise) at a rate equal to the Base Rate in effect from time to time or at a rate equal to the sum of the Adjusted Eurodollar Rate for each Interest Period therefor PLUS the Applicable Eurodollar Rate Margin.

             (ii) BID RATE LOANS. Each Bid Rate Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined pursuant to subsection 2.2.

             (iii) SWING LINE LOANS. Subject to subsection 2.6E, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate equal to the Base Rate.

      B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Applicable Borrower, by giving notice as set forth in subsection 2.3 or 2.6D, shall elect an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be a period of 1, 2, 3 or 6 months; PROVIDED, that:

             (i) the Interest Period for any Loan shall commence on the Funding Date in respect of such Loan, or on the date specified in the applicable Notice of Conversion/Continuation;

             (ii) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

             (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

             (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.6B, end on the last Business Day of a calendar month;

             (v) no Interest Period shall extend beyond the Commitment Termination Date; and

             (vi) in the event the Applicable Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Pro Rata Borrowing or Notice of Conversion/Continuation, the Applicable Borrower shall be deemed to have selected an Interest Period of one month.

      C. INTEREST PAYMENTS. Subject to subsection 2.6E, interest shall be payable by each Borrower on the Loans made to it as follows:

             (i)    interest on each Base Rate Loan shall be payable in arrears
      (a) quarterly on the last Business Day of each December, March, June and September, beginning September 30, 1996; and (b) at maturity (whether by acceleration or otherwise);

             (ii) interest on each Eurodollar Rate Loan shall be payable in arrears (a) on the last day of each Interest Period applicable to such Loan and, in the case of each

      Interest Period of longer than 3 months, throughout such Interest Period on each day that occurs three (3) months from the first day of such Interest Period; and (b) at maturity (whether by acceleration or otherwise);

             (iii) interest on each Bid Rate Loan shall be payable at maturity (whether by acceleration or otherwise) and at such other times as is specified by the Applicable Borrower in the Notice of Bid Rate Borrowing with respect to such Bid Rate Loan; and

             (iv) interest on each Swing Line Loan shall be payable in arrears (a) upon any payment of such Loan (whether paid by the Applicable Borrower or paid with the proceeds of Pro Rata Loans or participations therein) and (b) upon maturity (whether by acceleration or otherwise).

Each such date on which an interest payment is due hereunder with respect to a Loan is herein referred to as an "INTEREST PAYMENT DATE" for such Loan.

      D. CONVERSION OR CONTINUATION OF LOANS. Subject to the provisions of subsection 2.10B, each Borrower shall have the option (i) to convert at any time all or any part of its outstanding Pro Rata Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of that and all other Eurodollar Rate Loans having an Interest Period ending on such date equal to $5,000,000 or integral multiples of $1,000,000 in excess of that amount as Eurodollar Rate Loans; PROVIDED, that when Loans are converted into Eurodollar Rate Loans, such Eurodollar Rate Loans shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

             The Applicable Borrower shall deliver a Notice of Conversion/ Continuation to Administrative Agent no later than 12:00 noon (New York City time) at least one (1) Business Day in the case of conversion to Base Rate Loans, and at least three (3) Business Days in the case of conversion to or continuation as Eurodollar Rate Loans, in advance of the proposed conversion/ continuation date. A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation and (iv) the requested Interest
Period, if any. In lieu of delivering the above-described Notice of Conversion/Continuation, the Applicable Borrower may give Administrative
Agent telephonic notice by the required time of any proposed conversion/continuation (and the information required by a Notice of Conversion/Continuation) under this subsection 2.6D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

             If for any reason a Eurodollar Rate Loan remains outstanding beyond the expiration of the Interest Period therefor (including any conversion/ continuation periods with respect thereto), such Loan shall be continued as a Base Rate Loan.

             Administrative Agent shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Applicable Borrower or for otherwise acting in good faith under this subsection 2.6D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the Applicable Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

             Except as otherwise provided in subsection 2.10B, a Notice of Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith, unless the Applicable Borrower pays such amounts as required under subsection 2.10C to compensate Lenders.

      E. POST MATURITY INTEREST. Any principal payments on Pro Rata Loans or Swing Line Loans not paid when due, any interest payments on Pro Rata Loans or Swing Line Loans owed hereunder not paid when due and any payments of fees and other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable by the Applicable Borrower (in the case of payments of principal or interest or other amounts relating to specific Loans) or Company (in the case of all other such amounts) on demand at a rate (the "POST MATURITY RATE") that is, in the case of such principal or interest payment, 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to such Loans and, in the case of such fees and other amounts, 2% per annum in excess of the interest rate payable under this Agreement with respect to Base Rate Loans.

      F. COMPUTATION OF INTEREST. Interest on the Base Rate Loans shall be computed on the basis of a 365 or 366-day year, as applicable, and interest on all other Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan (or any de facto loan from Swing Line Lender or Administrative Agent to a Lender pursuant to subsection 2.3C or 2.4, respectively), the date of the making of such Loan (or such de facto loan) or the first day of an Interest Period applicable to such Loan or, with respect to a Loan being converted from another Loan, the date of conversion of such Loan shall be included, and the date of payment of such Loan (or such de facto loan) or the expiration date of an Interest Period applicable to such Loan or, with respect to a Loan which will be converted to another Loan, the date of conversion of such Loan shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

      G. INCREASED CAPITAL. If after the date hereof any Lender determines that either (i) any law, order or regulation regarding capital adequacy or any change in the interpretation or administration of any such law, order or regulation by any governmental authority charged with the interpretation or administration thereof, or (ii) compliance with any guideline or request regarding capital adequacy made by or issued from any such governmental authority has or would have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's Pro Rata Commitment (or, in the case of the Swing Line Lender, its Swing Line Commitment) and other commitments of such type, then Company shall from time to time, within 15 Business Days after written notice and demand by such Lender (each such Lender, an "AFFECTED LENDER") (with a copy of such notice and demand to Administrative Agent), pay to such Lender additional amounts sufficient to compensate such Lender or other corporation for its increased costs attributable to such increase in capital in light of such circumstances commencing on and after the ninetieth day following the date of such demand to the extent that such Lender reasonably determines such increased costs to be allocable to the existence of such Lender's Pro Rata Commitment (or, in the case of the Swing Line Lender, its Swing Line Commitment). A certificate as to such amounts providing reasonable detail to Company regarding the manner in which the amount of any payment requested by it pursuant to the provisions of this subsection 2.6G has been determined, shall be submitted to Company and Administrative Agent by such Lender. No Lender shall have the right to collect payments from Company pursuant to this subsection 2.6G unless it is the policy of such Lender, at the time of such collection, to collect similar payments from borrowers (if any) who are similarly situated as Company, including, without limitation, with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender to collect such payments.

             In the event Company receives a notice from an Affected Lender pursuant to this subsection 2.6G, Company may, within 90 days after the date such notice is given and so long as such notice shall not have been terminated by such Affected Lender and no Event of Default shall have occurred and be continuing, elect to terminate such Affected Lender as a party to this Agreement; PROVIDED, that concurrently with such termination,
(i) Company shall pay to such Affected Lender all interest and fees and other amounts (including without limitation amounts owed under this subsection 2.6G) owed to such Affected Lender through such date of termination and (ii) another financial institution that is an Eligible Assignee shall purchase for cash the Loans of the Affected Lender and shall have agreed to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date pursuant to an Assignment and Acceptance Agreement that shall have become effective pursuant to subsection 9.2B.

2.7   FEES.

      A. FACILITY FEE. For the period commencing on the Closing Date to but excluding the Commitment Termination Date, Company agrees to pay to Administrative Agent for the benefit of each Lender a per annum fee (the "FACILITY FEE"), payable quarterly in arrears on the last Business Day of each December, March, June and September, commencing September 30, 1996, and on the Commitment Termination Date in an amount equal to the product of (i) the average daily amount of such Lender's Pro Rata Commitment in effect (without regard to the amount of Loans outstanding) during the period for which such payment is to be made TIMES (ii) the Applicable Facility Fee Percentage, calculated on the basis of a 360-day year and the actual number of days in the applicable period.

      B. FEES TO ADMINISTRATIVE AGENT. Company agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

2.8 PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

      A.     PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.

             (i) VOLUNTARY PREPAYMENTS. Any Borrower may, upon not less than five Business Days' prior written notice, at any time and from time to time prepay any Pro Rata Loans on any Business Day in full or ratably in part without penalty; PROVIDED, that prepayments of Pro Rata Loans in part shall be in an aggregate minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. No Borrower may voluntarily prepay any Bid Rate Loan except (i)with the consent of the Lender making such Loan or (ii)on the basis specified by the Applicable Borrower in the Notice of Bid Rate Borrowing relating thereto. Any Borrower may prepay Swing Line Loans at any time in full or in part without penalty.

             (ii) VOLUNTARY REDUCTIONS OF COMMITMENTS. Company may, upon not less than three Business Days' prior written notice to Administrative Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Total Pro Rata Commitments in an amount up to the amount by which the Total Pro Rata Commitments exceed the Total Utilization at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the Pro Rata Commitment of each Lender proportionately to its Pro Rata Share.

             (iii) PREPAYMENTS DUE TO REDUCTIONS OF COMMITMENTS. Borrowers shall from time to time prepay their respective Pro Rata Loans to the extent necessary so that the aggregate outstanding principal amount of the Loans shall not at any time exceed the Total Pro Rata Commitments then in effect. Borrowers shall from time to time prepay their respective Swing Line Loans to the extent necessary so that the aggregate principal amount thereof shall not at any time exceed the Total Pro Rata Commitments then in effect.

             (iv) GENERAL PROVISIONS REGARDING PREPAYMENTS. All prepayments shall include payment of accrued interest on the principal amount being prepaid. Any Eurodollar Rate Loan which is prepaid prior to the end of any Interest Period applicable thereto shall be accompanied by payment of any amounts required pursuant to subsection 2.10C, except as set forth in subsection 2.10B(i).

      B. MANNER AND TIME OF PAYMENT. All payments by Borrowers of principal, interest, fees and other Obligations hereunder shall be made in Dollars in same day funds, and delivered (i)in the case of any Swing Line Loan, subject to the second paragraph of subsection 2.8C, to the Swing Line Lender on the date due at the Administrative Agent's Account or at such other office of such Lender as may be designated by such Lender to Company; and (ii)in all other cases, to Administrative Agent by deposit to Administrative Agent's Account, not later than 3:00 p.m. (New York City time) on the date due for the account of the applicable Lender or Lenders. Funds received after the required time on the due date shall be deemed to have been paid by Company, DFFI or Solvest, as the case may be, on the next succeeding Business Day.

The Applicable Borrower and Swing Line Lender shall give Administrative Agent prompt notice of each Swing Line Loan and any payment thereof.

      C. APPORTIONMENT OF PAYMENTS. Subject to the second paragraph of this subsection 2.8C, (i) aggregate principal and interest payments in respect of Pro Rata Loans shall be apportioned among all outstanding Pro Rata Loans to which such payments relate, FIRST, as to interest ratably in accordance with the respective accrued and unpaid amounts of such interest, and SECOND, as to principal ratably in accordance with the respective outstanding amounts of such principal, and (ii)all principal and interest payments in respect of any Bid Rate Loans shall be apportioned ratably among Lenders making such Bid Rate Loans in accordance with the respective outstanding principal amounts of, and the respective interest rates applicable to, such Bid Rate Loans. Administrative Agent shall promptly (and if practicable on the same Business Day as payments are received) distribute to each Lender at its primary address set forth below its name on the applicable signature page hereof (or set forth in Section 13 of the applicable Assignment and Acceptance Agreement), or at such other address as any Lender may request by notice to Administrative Agent in accordance with the terms of this Agreement, its share of all such payments received by Administrative Agent on behalf of such Lender when received by Administrative Agent. Notwithstanding the foregoing provisions of this subsection 2.8C, if, pursuant to the provisions of subsection 2.10B(ii) any Notice of Pro Rata Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of Eurodollar Rate Loans or if any Loan of an Affected Lender is converted into a Base Rate Loan, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

             ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 7.1 OR AFTER THE ACCELERATION OF THE MATURITY OF THE LOANS AND THE OTHER AMOUNTS REFERRED TO IN SECTION 7 OR TERMINATION OF THE PRO RATA COMMITMENTS, ALL PAYMENTS BY ANY BORROWER RELATING TO THE LOANS AND THE OTHER OBLIGATIONS OF SUCH BORROWER SHALL BE MADE TO ADMINISTRATIVE AGENT FOR THE ACCOUNT OF LENDERS AND ALL AMOUNTS RECEIVED BY ADMINISTRATIVE AGENT WHICH ARE TO BE APPLIED TO THE PAYMENT OF THE OBLIGATIONS OF SUCH BORROWER SHALL BE DISTRIBUTED FIRST TO SWING LINE LENDER TO THE EXTENT OF THE UNPAID PRINCIPAL OF, AND ACCRUED INTEREST ON, SWING LINE LOANS OF SUCH BORROWER AND SECOND TO LENDERS IN SUCH A MANNER THAT EACH LENDER RECEIVES ITS PROPORTIONATE SHARE OF SUCH AMOUNTS BASED ON THE OUTSTANDING PRINCIPAL AMOUNTS OF ALL LOANS OF SUCH BORROWER THEN OUTSTANDING AND (SUBJECT TO THE LAST SENTENCE OF THE FIRST PARAGRAPH OF THIS SUBSECTION 2.8C), THE AMOUNT OF ALL OTHER OBLIGATIONS OF SUCH BORROWER THEN PAYABLE.

      D. PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under any note issued hereunder and of the fees hereunder; PROVIDED, HOWEVER, that if the day on which payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

2.9   USE OF PROCEEDS.

      A. LOANS. The proceeds of the Loans shall be used by Borrowers for general corporate purposes of Company, its Subsidiaries and its Affiliates, which for purposes of this Agreement shall be deemed to include, by way of example but not limitation, working capital, the repayment on the Closing Date of loans outstanding under the Existing Credit Agreement, the payment of Pro Rata Loans, Swing Line Loans and Bid Rate Loans, financing acquisitions, and payment of dividends on, and repurchasing common stock of, Company.

      B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.10  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

      Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

      A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date for a Eurodollar Rate Loan, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Applicable Borrower and each applicable Lender; PROVIDED, that, subject to subsection 2.10B(i)(a) below, if one or more (but not all) Reference Banks fails to timely provide to Administrative Agent the information with respect to such Reference Banks required to make such determination, the applicable rate shall be determined on the basis of the information provided by the Reference Banks timely providing such information.

      B.     RATE NOT ASCERTAINABLE, INCREASED COSTS AND ILLEGALITY.

             (i) In the event of a reasonable determination, which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto:

                    (a) by one or more Reference Banks on any Interest Rate Determination Date for any Interest Period that, by reason of any changes arising on or after the date of this Agreement affecting the international interbank Eurodollar market or affecting the position of such Reference Bank (or its applicable Eurodollar lending office) in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate or such Reference Bank or Banks are not as a matter of general practice offering to first class banks in the international interbank Eurodollar market Dollar deposits with maturities comparable to the Interest Period of, and in amounts comparable to, the applicable Eurodollar Rate Loans; or

                    (b) by any Lender at any time, that such Lender has incurred or shall incur increased costs or reductions in the amounts or in the rate of return received or receivable hereunder with respect to any Loan in an amount determined by such Lender to be material because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the adoption of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but in all events excluding such reserve and other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate), or (y) in the case of a Eurodollar Rate Loan, any other circumstances affecting such Lender or the international interbank Eurodollar market or the position of such Lender in such market; or

                    (c) by any Lender at any time, that the making or continuance of any Loan has become unlawful as a result of compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the international interbank Eurodollar market;

      then, and in any such event, such Reference Bank(s) or Lender (Reference Bank or Lender, an "AFFECTED LENDER"), as applicable, on such date may give notice (by telephone, confirmed in writing) to each Borrower and to Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter,
      (x)in the case of clause (a) above, Eurodollar Rate Loans shall no longer be available until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Applicable Borrower with respect to such Eurodollar Rate Loans which have not yet been made, converted or continued shall be deemed rescinded by the Applicable Borrower, (y) in the case of clause (b) above, the Applicable Borrower shall pay to such Affected Lender, within 15 Business Days of written demand therefor together with a statement showing the basis for the calculation thereof, such additional amounts
      (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Affected Lender in its discretion shall reasonably determine) as shall be required to compensate such Affected Lender for such increased costs or reductions in amounts receivable hereunder incurred or suffered by such Affected Lender at any time commencing on and after the ninetieth day following the date of its written notice pursuant to this subsection 2.10B; PROVIDED, HOWEVER, that the Affected Lender shall not have the right to collect payments from any Borrower pursuant to this subsection 2.10B unless it is the policy of such Affected Lender, at the time of such collection, to collect similar payments from borrowers (if any) who are similarly situated as Company, including, without limitation, with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender to collect such payments. Thereafter, the Applicable Borrower may convert each outstanding Eurodollar Rate Loan then outstanding of such Affected Lender, upon at least three (3) Business Days' notice to Administrative Agent and such Affected Lender, into a Base Rate Loan (PROVIDED no Borrower shall be required to pay any amounts under subsection 2.10C as a result thereof), which new Loan shall, notwithstanding any provision in this Agreement to the contrary, have the same Interest Period as the Eurodollar Rate Loan converted, and with respect to Eurodollar Rate Loans to be made on or after the date of such notice, from and after the date which is three (3) Business Days after Administrative Agent and such Affected Lender receive notice from the Applicable Borrower of its election to so require, such Lender shall make a Loan, as part of any requested borrowing of Eurodollar Rate Loans, as a Base Rate Loan, which Base Rate Loan shall, for all purposes, have the same Interest Period as the Eurodollar Rate Loans made by other Lenders on such Funding Date, and (z) in the case of clause (c) above, the Applicable Borrower shall take one of the actions specified in subsection 2.10B(ii) as promptly as possible and, in any event, within the time period required by law.

             In the event any Borrower receives a notice from an Affected Lender pursuant to this subsection 2.10B, Company may, within 90 days after the date such notice is given and so long as such notice shall not have been terminated by such Affected Lender and no Event of Default shall have occurred and be continuing, elect to terminate such Affected Lender as a party to this Agreement; PROVIDED, that concurrently with such termination, (i) each Borrower shall pay to such Affected Lender all interest and fees and other amounts (including without limitation amounts owed under this subsection 2.10B) owed to such Affected Lender by such Borrower through such date of termination and (ii) another financial institution that is an Eligible Assignee shall purchase for cash the Loans of the Affected Lender and shall have agreed to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date pursuant to an Assignment and Acceptance Agreement that shall have become effective pursuant to subsection 9.2B.

             (ii) Upon the giving of notice by an Affected Lender referred to in subsection 2.10B(i)(c), Borrowers' rights to request of such Affected Lender and such Lender's obligation to make Eurodollar Rate Loans shall be immediately suspended to the extent specified in such Affected Lender's notice, and (a) with respect to Eurodollar Rate Loans to be made on or after the date of such notice, such Lender shall make a Loan, as part of any requested borrowing of Eurodollar Rate Loans, as a Base Rate Loan, which Base Rate Loan shall, for all purposes, have the same Interest Period as the Eurodollar Rate Loans made by other Lenders on such Funding Date, and (b) with respect to Eurodollar Rate Loans then outstanding, the Applicable Borrower shall, upon at least 3 Business Days' notice to Administrative Agent and the Affected Lender (unless a shorter time period is required by law, in which case such notice shall be given within the time period required by law), convert each such Loan into a Base Rate Loan, which new Loan shall, notwithstanding any provision in this Agreement to the contrary, have the same Interest Period as the Eurodollar Rate Loan so converted; PROVIDED, that in each case: (i) each Lender agrees (to the extent consistent with internal policies) to designate a different applicable lending office for Eurodollar Rate Loans if such designation would avoid the illegality described in subsection 2.10B(i)(c), but only so long as such designation would not result in any additional costs, expenses or risks to such Lender that are not reimbursed by Borrowers pursuant hereto and would not, in the judgment of such Lender, affect any certification delivered by it pursuant to subsection 2.11 hereof or be otherwise disadvantageous to such Lender, and Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this clause (i); and (ii) in the event that such Affected Lender determines at any time following its giving of such notice that such Affected Lender may lawfully make Eurodollar Rate Loans of any type referred to in such notice, such Affected Lender shall promptly give notice (by telephone confirmed in writing) to Administrative Agent and Company (which notice Administrative Agent shall promptly transmit to each Lender) of that determination, whereupon Borrowers' rights to request of such Lender and such Lender's obligation to make Eurodollar Rate Loans of such type shall be restored.

      C. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Each Borrower shall compensate each Lender within 10 Business Days following receipt of a reasonable written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans to such Borrower and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan by such Borrower does not occur on a date specified therefor by it in the applicable Notice of Borrowing (or any telephonic request therefor), or a conversion to or continuation of any Eurodollar Rate Loan of such Borrower does not occur on a date specified therefor by it in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or conversion of any of its Eurodollar Rate Loans to such Borrower occurs on a date that is not the last day of an Interest Period applicable to that Loan, except as set forth in subsection 2.10B(i), (iii) if any prepayment of any of its Eurodollar Rate Loans to such Borrower is not made on any date specified in a notice of prepayment given by such Borrower, or (iv) as a consequence of any other default by such Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

      D.     EURODOLLAR RATE TAXES.  Company agrees that:

             (i) Promptly upon notice from any Lender to the Applicable Borrower, such Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan to such Borrower solely as a result of the interest rate being determined by reference to the Adjusted Eurodollar Rate and/or the provisions of this Agreement relating to the Adjusted Eurodollar Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan to such Borrower when the interest rate is determined by reference to the Adjusted Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "EURODOLLAR RATE TAXES"); PROVIDED, that Eurodollar Rate Taxes shall not include taxes imposed on or measured by the overall income of that Lender (whether gross or net income) or franchise taxes by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall income of any foreign branch, operation or subsidiary of that Lender (whether gross or net income) or franchise taxes by any foreign country or subdivision thereof in which that branch, operation or subsidiary is organized, resident or doing business or any withholding taxes the subject of subsection 2.11 hereof imposed by the United States with respect to payment of interest. The Applicable Borrower shall also pay such additional amounts equal to increases in taxes payable by that Lender described in the foregoing provision which increases are attributable to payments made by such Borrower described in the immediately preceding sentence or this sentence. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Applicable Borrower will, at the request of that Lender, furnish to that Lender evidence, in form and substance satisfactory to that Lender, that such Borrower has met its obligations under this subsection 2.10D(i); and

             (ii) The Applicable Borrower will indemnify each Lender against, and reimburse each Lender within 10 Business Days of a demand for, any Eurodollar Rate Taxes, as determined by that Lender in its good faith discretion. Each Lender shall provide the Applicable Borrower with information reasonably indicating the basis for such Eurodollar Rate Taxes and with appropriate receipts for any payments or reimbursements made by such Borrower pursuant to this subsection 2.10D(ii). Notwithstanding the foregoing, no Lender shall have the right to collect Eurodollar Rate Taxes from any Borrower pursuant to this subsection 2.10D(ii) unless it is the policy of such Lender, at the time of such collection, to collect Eurodollar Rate Taxes from borrowers (if any) who are similarly situated as such Borrower, including, without limitation, with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender to collect Eurodollar Rate Taxes.

      E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; PROVIDED, that no such Lender shall be entitled to receive any greater amount under subsection 2.10B, subsection 2.10D, subsection 2.11 or subsection 2.6G as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless (i) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and were not reasonably foreseeable by such Lender, or (ii) such claim would have arisen even if such transfer had not occurred, or (iii) such transfer was made to avoid illegality of the type described in subsection 2.10B(i)(c).

      F. AFFECTED LENDER'S OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after it becomes aware of (i) the occurrence of an event or the existence of a condition described in subsection 2.10B(i)(b) that would cause such Lender to make a determination of the nature described therein or (ii) the imposition, assessment, or collection of any Eurodollar Rate Taxes (as defined in subsection 2.10D(i)) on or in respect of any Eurodollar Rate Loan, such Lender will, to the extent not inconsistent with such Lender's internal policies and without undue administrative burden, use reasonable efforts to make, fund or maintain the affected Eurodollar Rate Loan through another lending office of such Lender if, as a result thereof, the additional monies that would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.10B(i) or the Eurodollar Rate Taxes or other amounts that would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.10D would be materially reduced or the illegality or other adverse circumstances that would otherwise require conversion or prepayment of such Loans pursuant to subsection 2.10B would cease to exist and if, as determined by such Lender in its reasonable discretion, the making, funding, or maintaining of such Loans through such other lending office would not result in any additional costs, expenses or risks to such Lender that are not reimbursed by Company pursuant hereto and would not affect any certifications delivered by it pursuant to subsection 2.11 hereof and would not be otherwise disadvantageous to such Lender. Company hereby agrees to pay all reasonable expenses incurred by Lender in utilizing another lending office of Lender pursuant to this subsection 2.10F with respect to Loans to any Borrower.

      G. COMPANY'S RIGHT TO REMOVE AFFECTED LENDER. In the event any Borrower receives a notice from an Affected Lender pursuant to clause (b) of subsection 2.10B(i) or subsections 2.10D(i) or 2.10D(ii) or is required to withhold or deduct any Taxes pursuant to subsection 2.11, Company may, within 30 days after the date such notice is given and so long as such notice shall not have been terminated by such Affected Lender with respect to subsection 2.10B(i) or 2.10D(i) or the date on which such withholding obligation arises under subsection 2.11A and no Event of Default shall have occurred and be continuing, elect to terminate such Affected Lender as a party to this Agreement; PROVIDED, that concurrently with such termination, (i) each Borrower shall pay to such Affected Lender all interest and fees and other amounts (including without limitation amounts owed under this subsection 2.10 or subsection 2.11) then due and owing to such Affected Lender by such Borrower through such date of termination, and (ii) another financial institution that is an Eligible Assignee shall purchase for cash the Loans of the Affected Lender and shall have agreed to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Loans) of the Affected Lender to be terminated as of such date, pursuant to an Assignment and Acceptance Agreement that shall have become effective pursuant to subsection 9.2B.

2.11  CERTAIN TAX PROVISIONS.

      A. Any and all payments or reimbursements made under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all taxes, levies, imposts, deductions, charges or withholdings now or hereafter imposed, levied or assessed, and all liabilities with respect thereto, EXCLUDING taxes imposed on the overall income (whether gross or net) of a Lender or Administrative Agent by the jurisdiction in which such Lender or Administrative Agent is organized or in which its principal office or applicable lending office is located or any political subdivision or taxing authority therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings and liabilities being herein referred to as "TAXES"), except as set forth in the following paragraph.

             If any Borrower is required by applicable law to withhold or deduct any amounts with respect to Taxes or with respect to income taxes imposed by Liberian or Bermudan law, then such Borrower shall promptly pay to the applicable authority the amount so required to be withheld or deducted, forward to Administrative Agent an official receipt or other documentation reasonably satisfactory to Administrative Agent evidencing such payment (which Administrative Agent shall forward to the applicable Lender), and pay to Administrative Agent for the account of the relevant Lender or Administrative Agent such additional amount as is necessary to ensure that the net amount actually received by each Lender and Administrative Agent equals the sum it would have received had no such deductions or withholdings been made. The Applicable Borrower shall indemnify and hold harmless each Lender and Administrative Agent against, and reimburse each Lender and Administrative Agent for all Taxes within 15 days after written demand therefor. Notwithstanding the foregoing, no Borrower shall be obligated to reimburse, or to pay any increased amount to, any Lender or Administrative Agent with respect to any United States withholding taxes if such Lender or Administrative Agent is not entitled on the date on which this Agreement becomes effective (or in the case of a Lender which becomes a party hereto after such date, on the date on which the relevant Assignment and Acceptance Agreement becomes effective) to receive all amounts due hereunder without withholding or deduction for or on account of Taxes imposed by the United States. If any Borrower is required to withhold or deduct any Taxes, or to reimburse a Lender or Administrative Agent for any such Taxes, the applicable Lender shall be an "AFFECTED LENDER" and Company shall have the rights set forth in subsection 2.10G to replace such Lender.

      B. Each Lender (including Administrative Agent, if applicable) organized under the laws of a jurisdiction other than the United States or any subdivision thereof shall provide to Company, with a copy to Administrative Agent, within 15 days after the Closing Date (or, with respect to any Lender becoming a party to this Agreement subsequent to the Closing Date, concurrently with the delivery of the relevant Assignment and Acceptance Agreement) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and claiming a complete exemption from withholding or deduction for or on account of Taxes imposed by the United States. Each such Lender further agrees to deliver to Company, with a copy to Administrative Agent, on or before the date such form expires or after the occurrence of any event requiring a change in the most recent form delivered by it any amendments or supplements or additional forms as may be reasonably requested by Company or Administrative Agent evidencing such exemption unless an event (including any changes after the date hereof in any applicable treaty, law or regulation) has occurred prior to the date on which such documentation is to be delivered and such Lender notifies Company and Administrative Agent that it is not entitled to receive payments without deduction or withholding on account of Taxes imposed by the United States.

      C. Each Lender (including Administrative Agent, if applicable) that does not have a permanent place of business in the State of California shall, within 15 days after the Closing Date (or, with respect to any Lender becoming a party to this Agreement subsequent to the Closing Date, concurrently with the delivery of the relevant Assignment and Acceptance Agreement), (i) provide to Company, with a copy to Administrative Agent, two California Forms 587 or Forms 590, as applicable (or successor forms), properly completed and claiming a complete exemption from withholding or deduction for or on account of Taxes imposed by the State of California or (ii) otherwise represent to Company and Administrative Agent that it is exempt from any such withholding or deduction. Each such Lender further agrees to deliver to Company, with a copy to Administrative Agent, on or before the date any such form expires or after the occurrence of any event requiring a change in the most recent form delivered by it (including without limitation any change in residency or address), any amendments or supplements or additional forms as may be reasonably requested by Company or Administrative Agent evidencing such exemption unless an event (including any changes after the date hereof in any applicable treaty, law or regulation) has occurred prior to the date on which such documentation is to be delivered and such Lender notifies Company and Administrative Agent that it is not entitled to receive payments without deduction or withholding on account of Taxes imposed by the State of California.


SECTION 3.    CONDITIONS TO LOANS

      The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions.

3.1   CONDITIONS TO INITIAL LOANS.

      The obligations of the Lenders to make the initial Loans hereunder are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of the following conditions:

      A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Closing Date and in form and substance satisfactory to the Administrative Agent:

             (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from its jurisdiction of incorporation, each to be dated a recent date prior to the Closing Date;

             (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

             (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the Company Guaranty and approving and authorizing the loans and transactions contemplated by this Agreement and the Company Guaranty, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

             (iv) Signature and incumbency certificates of its officers executing this Agreement and the Company Guaranty and the other documents to be furnished hereunder on or prior to the Closing Date;

             (v) Executed originals of this Agreement and the Company Guaranty; and

             (vi) Such other documents as Administrative Agent may reasonably request.

      B. DFFI AND SOLVEST DOCUMENTS. On or before the Closing Date, each of DFFI and Solvest shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Closing Date and in form and substance satisfactory to the Administrative Agent:

             (i) Certified copies of its Memorandum of Association, Articles of Association and other charter documents, together with a good standing certificate from its jurisdiction of incorporation, each to be dated a recent date prior to the Closing Date;

             (ii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and approving and authorizing the loans and transactions contemplated by this Agreement, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

             (iii) Signature and incumbency certificates of its officers executing this Agreement and the other documents to be furnished hereunder on or prior to the Closing Date;

             (iv)   Executed originals of this Agreement; and

             (v) Such other documents as Administrative Agent may reasonably request.

      C. OPINIONS OF COUNSEL. Administrative Agent shall have received originally executed copies of favorable written opinions of O'Melveny & Myers and Goodsill Anderson Quinn & Stifel, counsel and local counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, each dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBITI IX and EXHIBIT X, respectively, annexed hereto.

      D. TERMINATION OF EXISTING CREDIT AGREEMENT. The Administrative Agent shall have received evidence, in form and substance satisfactory to it, that the Existing Credit Agreement has been terminated on or before the Closing Date, and all outstanding loans made to the Company pursuant thereto have been repaid on or before the Closing Date.

      E. NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the business of the Company and its Subsidiaries, taken as a whole, since December 30, 1995.

      F. ABSENCE OF LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental instrumentality that purports to enjoin, restrain or prohibit, or adversely affect the validity of, this Agreement.

3.2   ADDITIONAL CONDITIONS.

      The obligations of the Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

      A. To the extent required by subsection 2.1, 2.2 or 2.3, Administrative Agent (or, in the case of a Swing Line Loan made under subsection 2.3, Swing Line Lender) shall have received, before any Funding Date, an originally executed Notice of Borrowing (or a telecopy or facsimile thereof), in accordance with the requirements of such subsection, signed by (i) a Responsible Officer of the Applicable Borrower or any other officer [or employee] of the Applicable Borrower designated by a Reponsible Officer of the Applicable Borrower in a writing delivered to Administrative Agent, which Responsible Officer shall in each case have delivered to Administrative Agent, on or prior to such date, evidence of authorization to request Loans on behalf of the Applicable Borrower, and (ii) in the case of a Notice of Borrowing being delivered by DFFI or Solvest, a Responsible Officer or other officer [or employee] of Company described in the foregoing clause (i).

      B. As of that Funding Date, unless the Total Utilization will not be increased as a result of such borrowing:

             (i) The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of that Funding Date (immediately prior to, and after giving effect to such funding) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

             (ii) No Event of Default, Cross Default or Potential Event of Default shall have occurred and be continuing or would result from the Loans to be made on that Funding Date;

             (iii) Each Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

             (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

             (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.


SECTION 4.    COMPANY'S REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders to enter into this Agreement and to make the Loans hereunder, Company represents and warrants to each Lender that the following statements are true, correct and complete:

4.1   ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING AND SUBSIDIARIES.

      A. ORGANIZATION AND POWERS. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, and to carry out the transactions contemplated hereby. Each of the Material Subsidiaries of Company is duly organized, validly existing and in good standing in the respective jurisdiction of incorporation of such Subsidiary.

      B. QUALIFICATION. Company and each of its Material Subsidiaries is qualified to do business wherever necessary to carry out its business and operations, except in jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

4.2   AUTHORIZATION OF BORROWING, ETC.

      A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of this Agreement and the Company Guaranty, the payment and performance of all Obligations, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Borrower.

      B. NO CONFLICT. The execution, delivery and performance by Borrowers of this Agreement and the Company Guaranty, the payment and performance of the Obligations, and the consummation of the borrowing, repayment and other payment transactions contemplated hereby do not and will not (i) violate the Certificate of Incorporation or Bylaws of Company or the Memorandum of Association or Articles of Incorporation of DFFI or Solvest, as the case may be, (ii) violate any order, judgment or decree of any court or other agency of government binding on Company or DFFI or Solvest or any of their respective property or assets, (iii) assuming the Lenders' actions are consistent with the representation made in subsection 9.1, violate any provision of law applicable to Company or DFFI or Solvest, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or DFFI or Solvest pursuant to which Company or DFFI or Solvest or any of their respective properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Company or DFFI or Solvest, or (vi) require any approval or consent of stockholders, or require any approval or consent of any Person under any Contractual Obligation, of Company or DFFI or Solvest, except with respect to this clause (vi) for such approvals or consents as have been obtained on or before the Closing Date, copies of which have been provided to Lenders on or before the Closing Date.

      C. GOVERNMENTAL CONSENTS. Assuming the Lenders' actions are consistent with the representation made in subsection 9.1, the execution, delivery and performance by Borrowers of this Agreement and the Company Guaranty, the payment and performance of their respective Obligations by Company, DFFI and Solvest, and the consummation of the borrowing, repayment and other payment transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for making a periodic report to the Securities and Exchange Commission with respect to the execution hereof and material modifications or amendments, if any, hereto and making filings on Form CQ-1 with the Federal Reserve Bank of New York.

      D. BINDING OBLIGATION. This Agreement has been duly executed and delivered by each Borrower and is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Company Guaranty has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.3   FINANCIAL CONDITION.

      The consolidated balance sheet of Company at December 30, 1995 and the related consolidated statements of income and cash flows for the Fiscal Year ended as of said date, which have been examined by Arthur Andersen & Co., who delivered an unqualified opinion with respect thereto, were prepared in conformity with GAAP. All such financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the date thereof and the consolidated results of operations and cash flows of Company and its Subsidiaries for the period covered thereby.

4.4   NO MATERIAL ADVERSE CHANGE.

      Since December 30, 1995 there has been no material adverse change in the financial condition, operations or business of Company and its Subsidiaries, taken as a whole.

4.5   LITIGATION; ADVERSE FACTS.

      There is no action, suit, proceeding, arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries), or, to the knowledge of Company, governmental investigation, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, pending or, to the knowledge of Company, threatened with respect to any domestic action, suit, proceeding, governmental investigation or arbitration, or pending for more than 30 days or, to the knowledge of Company, threatened with respect to any foreign action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any material property of Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

4.6   PAYMENT OF TAXES.

      Except to the extent permitted by subsection 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed in compliance with all applicable laws, regulations, rules and procedures, except where the failure to so timely file or comply with applicable laws, regulations, rules and procedures has not had and would not reasonably be expected to have a Material Adverse Effect. All material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except for those that are being contested in good faith and for which adequate reserves have been provided by Company or the applicable Subsidiary with respect to which the failure to pay would not reasonably be expected to have a Material Adverse Effect.

4.7   GOVERNMENTAL REGULATION.

      No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or under any other federal or state statute or regulation limiting its ability to incur debt for money borrowed.

4.8   SECURITIES ACTIVITIES.

      No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.9   MARGIN STOCK.

      No Borrower has used any portion of the proceeds of the Loans in violation of subsection 2.9B hereof. Following application of the proceeds of each Loan, not more than 25 percent of the value of the assets (either of Company or DFFI or Solvest only or of Company or DFFI or Solvest and its respective Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.3 or 6.4 or subject to any restriction on encumbrance or disposition contained in any agreement or instrument, between Company or DFFI or Solvest and any Lender or any Affiliate of any Lender, relating to debt and within the scope of subsection 7.2, will be Margin Stock.

4.10  EMPLOYEE BENEFIT PLANS.

      A. Company and its ERISA Affiliates are in compliance in all respects with all applicable provisions of ERISA with respect to all Pension Plans and all Multiemployer Plans, the noncompliance with which would reasonably be expected to have a Material Adverse Effect.

      B. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan that would result in an aggregate liability for Company, its ERISA Affiliates, or any of Company's Subsidiaries and their respective ERISA Affiliates in excess of $25,000,000.

      C. As of the most recent valuation date for any Pension Plan, the excess of the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the fair market value of the assets of such Pension Plan, when added to such excess for all other such Pension Plans, does not exceed $100,000,000.

      D. Neither Company nor any ERISA Affiliate of Company has engaged in a non-exempt "prohibited transaction," as defined in Section 4975 of the Internal Revenue Code or ERISA in connection with any Pension Plan, under which the aggregate liability of the Company and its ERISA Affiliates exceeds $25,000,000.

      E. There are no claims (other than routine claims for benefits), actions or lawsuits asserted against, and neither Company nor any ERISA Affiliate of Company has knowledge of any threatened litigation or claims against any Pension Plan or against any fiduciary of such Pension Plan with respect to the operation of such Pension Plan, which, if adversely determined, would have a Material Adverse Effect.

      F. Company does not maintain any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits for any participant or beneficiary after termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, other than any such plans that (i)are reserved for in the financial statements of the Company or ERISA Affiliates, or (ii)would not reasonably be expected to have a Material Adverse Effect.

      G. Neither Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur withdrawal liability to any Multiemployer Plan in excess of $25,000,000.

4.11  ENVIRONMENTAL PROTECTION.

      Each of Company and its Subsidiaries is and has been in compliance with all Environmental Laws, whether in connection with the ownership, use, maintenance or operation of any owned or leased property or the conduct of any business thereon or otherwise, except for any non-compliance which would not reasonably be expected to have a Material Adverse Effect. Neither Company, any of its Subsidiaries nor, to the knowledge of Company, any third person at any time occupying any property owned or leased by Company or any of its Subsidiaries, has at any time used, generated, disposed of, stored or transported to or from, any Hazardous Materials on, under or at such property, except in compliance with all applicable Environmental Laws other than any non-compliance which would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Company, no Person has at any time released or threatened the release of any Hazardous Materials in any form, quantity or concentration on, under or at any property owned or leased by Company or its Subsidiaries in a manner which would reasonably be expected to have a Material Adverse Effect.


SECTION 5.    COMPANY'S AFFIRMATIVE COVENANTS

      Company covenants and agrees that, so long as any of the Pro Rata Commitments or the Swing Line Commitment hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and, to the extent applicable, shall cause each of its Subsidiaries to perform all covenants in this Section 5.

5.1   FINANCIAL STATEMENTS AND OTHER REPORTS.

      Company will prepare consolidated financial statements in conformity with GAAP. Company will deliver to Administrative Agent (with sufficient copies for each Lender except with respect to subsection 5.1G):

      A. as soon as practicable and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of Company's quarterly report on Form 10-Q setting forth, in comparative form, the corresponding figures for the corresponding Fiscal Quarter of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of Company as fairly presenting the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

      B. as soon as practicable and in any event within 100 days after the end of each Fiscal Year, a copy of Company's annual report on Form 10-K setting forth in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report on the financial information contained in the annual report on Form 10-K of Arthur Andersen & Co. or other independent certified public accountants of recognized national standing selected by Company, which report shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

      C. together with each delivery of the reports of Company and its Subsidiaries pursuant to subsections 5.1A and 5.1B above, a Compliance Certificate for the Fiscal Quarter or Fiscal Year, as applicable, executed by a Responsible Officer of Company (1)stating that the signer does not have knowledge of the existence as at the date of the Compliance Certificate, of any condition or event that constitutes an Event of Default, Cross Default or Potential Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto, and
(2) demonstrating in reasonable detail compliance at the end of such accounting periods with the restrictions contained in subsections 6.1 and 6.2 (as set forth in EXHIBIT II);

      D. promptly upon (and in any event within 5 Business Days after) any Responsible Officer of Company obtaining knowledge of any condition or event that constitutes an Event of Default, Cross Default or Potential Event of Default under this Agreement, an Officer's Certificate specifying the nature and period of existence of any such condition or event and what action Company has taken, is taking or proposes to take with respect thereto;

      E. promptly upon (and in any event within 5 Business Days after) any Responsible Officer of Company obtaining knowledge of the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Company that has not previously been disclosed by Company to Lenders and that would reasonably be expected to have a Material Adverse Effect, Company shall promptly give notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters;

      F. promptly upon (and in any event within 5 Business Days after) any Responsible Officer of Company obtaining knowledge of the occurrence of any Termination Event in connection with any Pension Plan or any trust created thereunder, for which the amount involved exceeds $25,000,000, a written notice specifying the nature thereof, what action Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service or the PBGC with respect thereto;

      G. promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company subject to the reporting requirements of the Exchange Act to its security holders other than Company or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions; and

      H. with reasonable promptness, such other information with respect to compliance by Company with the terms of this Agreement as from time to time may be reasonably requested by Administrative Agent acting at the direction of Requisite Lenders.

5.2   CORPORATE EXISTENCE, ETC.

      Company will, and will cause each of its Subsidiaries to, at all times maintain its fundamental business (including, without limitation, the fundamental businesses described under the caption "Business-Food" in Company's Annual Report on Form 10-K for the Fiscal Year ended December 30, 1995) and preserve and keep in full force and effect its corporate or partnership existence and all rights, franchises and licenses material to its business; PROVIDED, HOWEVER, that Company shall not be required to maintain the corporate or partnership existence or rights and franchises of any Subsidiary of Company if the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.3   PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

      A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its material properties or assets prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such tax, assessment, charge or claim need be paid if (i) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (ii) the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

5.4   MAINTENANCE OF PROPERTIES; INSURANCE.

      Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries from time to time, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Company will maintain or cause to be maintained insurance with respect to its properties and business and the properties and businesses of its Subsidiaries no less protective in any material respect than that carried in accordance with Company's past practices or that is prudent given the nature of the business of Company and its Subsidiaries.

5.5   COMPLIANCE WITH LAWS, ETC.

      Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, other than those with which the failure to comply would not have a Material Adverse Effect or those that are being contested in good faith and for which appropriate reserves, if any, as may be required by GAAP have been taken.

5.6   HAZARDOUS MATERIALS.

      In addition to and without limiting the generality of subsection 5.5, Company shall, and shall cause each of its Subsidiaries and its and their respective owned or leased properties to, and shall cause its and their respective employees, agents, contractors, subcontractors and any other Person occupying such property to, comply with all Environmental Laws, except for any non-compliance which would not reasonably be expected to have a Material Adverse Effect. Neither Company nor its Subsidiaries shall release or threaten to release any Hazardous Material in any form, quantity or concentration, on, under or at such property in a manner which would reasonably be expected to have a Material Adverse Effect.

5.7   MARGIN STOCK.

      Each Borrower agrees to use the proceeds of the Loans in accordance with subsection 2.9 hereof. Company will, following application of the proceeds of each Loan, cause Margin Stock to be less than 25 percent of the value of the assets (either of Company or DFFI or Solvest only or of Company or DFFI or Solvest and its respective Subsidiaries on a consolidated basis) subject to subsection 6.3 or 6.4 or any restriction on encumbrance or disposition contained in any agreement or instrument, between

Company or DFFI or Solvest and any Lender or any Affiliate of any Lender, relating to debt and within the scope of subsection 7.2.

5.8   INSPECTION.

      Company will permit and arrange for authorized representatives designated by any Lender to visit, upon reasonable notice and during regular business hours as often as may be reasonably requested, any of the properties of Company or its Subsidiaries. All expenses of the Lender associated with any such visitation shall be borne by the Lender conducting the same.


SECTION 6.    COMPANY'S NEGATIVE COVENANTS

      Company covenants and agrees that, so long as any of the Pro Rata Commitments or the Swing Line Commitment hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and, to the extent applicable, shall cause each of its Subsidiaries to perform all covenants in this Section 6.

6.1   MAXIMUM LEVERAGE RATIO.

      Company shall not permit the ratio of (i) Consolidated Net Debt to (ii) Consolidated Net Worth, as of the last day of any Fiscal Quarter of Company, to exceed 3.0 to 1.0.

6.2   MINIMUM FIXED CHARGE COVERAGE RATIO.

      Company shall not permit the ratio of (i) Consolidated Adjusted Operating Income to (ii) Consolidated Net Interest Expense on the last day of any Fiscal Quarter for the four consecutive Fiscal Quarters then ended to be less than 2.75 to 1.0.

6.3   LIENS.

      Company will not create or suffer to exist, and will not permit any of its Subsidiaries to create or suffer to exist, any Lien on any of its properties now owned or hereafter acquired, or assign, or permit any of such Subsidiaries to assign, any accounts or other right to receive income, without making effective provision, and Company hereby covenants that in any such case it will make or cause to be made effective provision, whereby the Obligations of Company, DFFI and Solvest pursuant to this Agreement and the Company Guaranty shall be directly secured by such Lien or assignment equally and ratably upon the same properties with any and all other Indebtedness and other obligations thereby secured; PROVIDED, HOWEVER, that the following Liens shall be permitted and shall not be subject to the foregoing provisions of this subsection 6.3:

             (i)    Permitted Encumbrances;

             (ii) Liens upon or in real property (whether in the form of land, improvements or fixtures or any interest therein) held by Company or any of its Subsidiaries on the Closing Date; provided that (a) the aggregate principal amount of the debt secured by such Liens on such property shall not exceed 100% of the higher of the cost of such property or the then fair value thereof, (b) any such debt shall not otherwise be prohibited by the terms of this Agreement, and (c) to the extent such Liens secure debt incurred solely for the purpose of financing the construction or improvement of any such property to be subject to such Liens, such Liens are imposed within 180 days from the date of the applicable completion of construction or improvement thereof by Company or any of its Subsidiaries;

             (iii) Liens upon or in real property (whether in the form of land, improvements or fixtures or any interest therein) acquired after the Closing Date by Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens if such Liens are imposed on such property within 180 days from the date of the applicable acquisition or completion of construction or improvement thereof by Company or any of its Subsidiaries, or Liens existing on any such property at the time of acquisition, provided that
      (a) the aggregate principal amount of the debt secured by such Liens on such property at the time of acquisition, construction or improvement of such property shall not exceed 100% of the cost of such property, construction or improvement or of the then fair value thereof, whichever shall be higher, and (b) any such debt shall not otherwise be prohibited by the terms of this Agreement;

             (iv) Liens on or assignments of receivables of any kind (and property securing or otherwise supporting payment of such receivables) in connection with one or more agreements for limited recourse sales by Company or any or all of its Subsidiaries for cash of such receivables (and such property) or interests therein; and

             (v) other Liens securing debt in an aggregate principal amount not to exceed at any one time outstanding 10% of the consolidated total assets of the Company and its Subsidiaries, determined in accordance with GAAP.

6.4   DISPOSITION OF ASSETS.

      Company shall not, and shall not permit its Subsidiaries to, sell or otherwise dispose of all or any substantial part (as herein defined) of the Food Business Assets, other than sales of inventory made in the ordinary course of business. For purposes of this subsection 6.4, a "substantial part" of the Food Business Assets means a part which either (y) has an aggregate book value (for purposes of the consolidated balance sheet of the Company and its Subsidiaries, determined in accordance with GAAP) equal to 25% or more of the aggregate book value of the Food Business Assets or (z) generates 25% or more of the gross income generated by the Food Business Assets, determined in accordance with GAAP.


SECTION 7.    EVENTS OF DEFAULT

      If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur and be continuing:

7.1   FAILURE TO MAKE PAYMENTS WHEN DUE.

      Failure by the Applicable Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure by the Applicable Borrower to pay any interest on any Loan within five days after the date due; or failure by Company or DFFI or Solvest to pay any fee or any other amount payable by it under this Agreement within five days after the date due; or

7.2   DEFAULT IN OTHER AGREEMENTS.

      Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on any indebtedness for borrowed money of Company or any such Subsidiary (other than the Loans) in an amount exceeding $25,000,000 in the aggregate (the "REFERENCED DEBT") beyond the end of any grace period provided therefor; or the breach or default by Company or any of its Subsidiaries with respect to any other term of any evidence of the Referenced Debt or any loan agreement, mortgage, indenture or other agreement relating to such Referenced Debt, if the effect of such breach or default is to cause the Referenced Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; PROVIDED, HOWEVER, that in the event that the non-payment or acceleration of the maturity of the Referenced Debt described in this subsection 7.2 is cured or waived by the holders of the Referenced Debt or if such Referenced Debt is repaid in full (other than with the proceeds of Loans), such non-payment or acceleration shall not constitute an Event of Default hereunder; or

7.3   BREACH OF CERTAIN COVENANTS.

      Failure of Company to perform or comply with any term or condition contained in subsections 5.1D, 6.1, 6.2, 6.3 or 6.4 of this Agreement; or

7.4   BREACH OF WARRANTY.

      Any representation or warranty made or deemed made by Company or DFFI or Solvest in or pursuant to this Agreement or the Company Guaranty or in any certificate at any time given by Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made or deemed made; or

7.5   OTHER DEFAULTS UNDER AGREEMENT.

      Company or DFFI or Solvest shall default in the performance of or compliance with any term contained in this Agreement or the Company Guaranty required to be performed by it, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after receipt by Company of written notice from Administrative Agent of such default; or

7.6   INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

      (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree, or any other similar relief granted under any applicable federal or state law, order or similar relief described in this clause (i) is not stayed; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries or over all or a substantial part of their respective properties, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of their respective properties; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries and any such event described in this clause
(ii) shall continue for 60 days unless dismissed, bonded or discharged; PROVIDED, that with respect to Subsidiaries of Company (other than Material Subsidiaries) the foregoing shall constitute an Event of Default only if such occurrence would have a Material Adverse Effect; or

7.7   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

      (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or Company or any of its Subsidiaries shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their respective properties; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); PROVIDED that with respect to Subsidiaries of Company (other than Material Subsidiaries) the foregoing shall constitute an Event of Default only if such occurrence would have a Material Adverse Effect; or

7.8   JUDGMENTS AND ATTACHMENTS.

      Any money judgment, writ or warrant of attachment or similar process involving in any individual case an amount in excess of $100,000,000 or in the aggregate an amount in excess of $300,000,000 that are individually or in the aggregate not adequately covered by insurance shall be entered or filed against Company or any of its Material Subsidiaries, or against any of their respective assets, and shall remain undischarged, unvacated, unbonded or unstayed for a period of 35 consecutive days; or

7.9   UNFUNDED ERISA LIABILITIES.

      (i) Any Pension Plan shall be terminated within the meaning of Title IV of ERISA; (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; (iii) the PBGC (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (iv) Company or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan; or (v) Company or its ERISA Affiliates shall engage in any transactions which could result in the assessment of direct or indirect liability to Company under Section 409 or 502 of ERISA or Section 4975 of the Internal Revenue Code, if as of the date thereof or any subsequent date, the sum of each of

Company's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such events listed in subclauses (i)-(v) above exceeds $25,000,000; or there exists, as of any valuation date for a Pension Plan, an excess of the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the fair market value of the assets of such Pension Plan, when added to such excess for all other such Pension Plans, which exceeds $100,000,000; or Company or any of its ERISA Affiliates shall incur withdrawal liability to Multiemployer Plans which, in the aggregate, exceeds $100,000,000; or

7.10  CHANGE IN CONTROL.

      (i) Company shall cease to own 100% of the issued and outstanding capital stock of DFFI or Solvest, other than directors' qualifying shares, or (ii) any Person (including any "Group" as defined in Section 13d-5 of the Exchange Act) other than David H. Murdock or an Affiliate of David H. Murdock (including the estate of David H. Murdock) shall obtain ownership or control of more than 50% of the voting power of the stock of Company entitled to vote in the election of members of the board of directors of Company; or

7.11  INVALIDITY OF COMPANY GUARANTY.

             At any time after the execution and delivery thereof, the Company Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or Company shall contest the validity or enforceability of the Company Guaranty in writing or deny in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under the Company Guaranty:

THEN (i) upon the occurrence of any Event of Default described in subsection
7.6 or 7.7, in each case with respect to Company or DFFI or Solvest, each of
(a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, at the direction or with the consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan shall thereupon terminate.

      Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph, Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and on overdue interest, fees and other amounts, at the rates specified in this Agreement) and all Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon.


SECTION 8.    ADMINISTRATIVE AGENT

8.1   APPOINTMENT.

      Chase is hereby appointed Administrative Agent hereunder and each Lender hereby authorizes Administrative Agent to act as its administrative agent in accordance with the terms of this Agreement. Administrative Agent agrees to act upon the express conditions contained in this Agreement.

8.2   POWERS; GENERAL IMMUNITY.

      A. DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under any of the instruments and agreements referred to herein as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement or any of the instruments and agreements referred to herein and it may perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the instruments and agreements referred to herein, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the instruments and agreements referred to herein, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the instruments and agreements referred to herein except as expressly set forth herein or therein.

      B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the instruments and agreements referred to herein or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of any Borrower to Administrative Agent or any Lender in connection herewith and the transactions contemplated hereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or in any of the instruments or agreements referred to herein or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

      C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection herewith or any of the instruments or agreements referred to herein except to the extent caused by Administrative Agent's gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the instruments or agreements referred to herein, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other instruments or agreements referred to herein in accordance with the in-structions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other instruments or agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders.

      D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its Loans and Pro Rata Commitment (and, in the case of Swing Line Lender, its Swing Line Commitment), Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

      Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrowers. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4   RIGHT TO INDEMNITY.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in performing its duties hereunder or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the instruments and agreements referred to herein; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5   REGISTERED PERSONS TREATED AS OWNERS.

      Administrative Agent may deem and treat the Persons listed as Lenders in the Register as the owners of the corresponding Loans listed therein for all purposes hereof unless and until an Assignment and Acceptance Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.2. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan.

8.6   SUCCESSOR ADMINISTRATIVE AGENT.

      Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent; PROVIDED, that (i) no such successor Administrative Agent may be appointed by Requisite Lenders without the prior consent of Company, in its sole discretion, (ii) in the event that no successor Administrative Agent has been so appointed by Requisite Lenders on or before the tenth Business Day prior to the effective date of Administrative Agent's resignation or removal, Company may appoint a successor Administrative Agent with the consent of Requisite Lenders, and (iii) in the event that no successor Administrative Agent has been so appointed by Requisite Lenders or Company on or before the third Business Day prior to the effective date of Administrative Agent's resignation or removal, the resigning or removed Administrative Agent may appoint a successor Administrative Agent without the consent of Company or Requisite

Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Any reference to "Chase" in Sections 1 and 2 hereof (other than in the definition "Swing Line Lender") shall, after Chase's resignation or removal as Administrative Agent, be deemed to be references to the successor Administrative Agent from time to time hereunder acting in its individual capacity as a financial institution.

8.7   DOCUMENTATION AGENT AND SYNDICATION AGENT.

      Neither the Documentation Agent nor the Syndication Agent, in its capacity as such, shall have any duties or responsibilities under this Agreement.


SECTION 9.    MISCELLANEOUS

9.1   SECURITIES REPRESENTATION.

      Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make any Loan for its own account in the ordinary course of its commercial banking or lending business and not with a view to or for sale in connection with a distribution of any Loan or any evidence of indebtedness issued by any Borrower hereunder except in compliance with any applicable securities laws; PROVIDED, HOWEVER, that, subject to subsection 9.2, the disposition of any Loan or evidence of indebtedness hereunder held by that Lender shall at all times be within its exclusive control.

9.2   ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

      A. ASSIGNMENTS. Notwithstanding the provisions of subsection 9.1, each Lender shall have the right at any time to assign to an Eligible Assignee all or a part of its rights and obligations under this Agreement and its Pro Rata Commitment; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under its Pro Rata Commitment and this Agreement except that, unless specifically provided in the Assignment and Acceptance Agreement, the rights and obligations with respect to the assigning Lender's outstanding Bid Rate Loans shall not be assigned; (ii) each such assignment shall be in a minimum amount of $10,000,000, unless such assignment is to a Lender or any Affiliate of a Lender or unless the assigning Lender is assigning its entire Pro Rata Commitment; PROVIDED that Swing Line Lender may not assign its Swing Line Commitment except to one of its Affiliates primarily engaged in commercial lending; and (iii) all such assignments shall be effected by the execution of an Assignment and Acceptance Agreement by the assigning Lender and the assignee Lender. Notwithstanding any other provision to the contrary contained in this Agreement, any Lender may at any time, without the consent of Administrative Agent or any Borrower, assign all or any portion of its rights under this Agreement and any notes which may be issued hereunder to a Federal Reserve Bank. Each Lender shall give Company and Administrative Agent prompt written notice of any assignment to an Affiliate of such Lender or any other Lender.

      B. EFFECTIVENESS OF ASSIGNMENT. Subject to satisfaction of each of the foregoing conditions in subsection 9.2A, and delivery to Administrative Agent of the Assignment and Acceptance Agreement and a processing and recordation fee of $2,500 by the assignor, the Assignment and Acceptance Agreement shall become effective on the later to occur of (x) the effective date specified in the applicable Assignment and Acceptance Agreement, and (y) except with respect to assignments to any Lender or any of its Affiliates to the extent such Affiliate constitutes an Eligible Assignee, the date on which Administrative Agent and Company have consented to, accepted and recorded the Assignment and Acceptance Agreement. Within five Business Days after Administrative Agent's receipt of an Assignment and Acceptance Agreement executed by an Eligible Assignee and the processing and recordation fee, Administrative Agent shall, if the Assignment and Acceptance Agreement is otherwise in compliance with this Agreement, record the information required in the Register and give a copy of the Assignment and Acceptance Agreement to Company. Upon such effectiveness, the assignee Lender shall be a Lender hereunder and, to the extent set forth in the Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder and the assigning Lender shall, to the extent that its rights and obligations have been so assigned, relinquish its rights and be released from its obligations under this Agreement.

      C. ASSIGNMENT AND ACCEPTANCE AGREEMENT. By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the assignee thereunder (as applicable) shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the Company Guaranty or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Company Guaranty or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Company or any of its Subsidiaries or the performance or observance by Company or any of its Subsidiaries of any of their respective obligations under this Agreement or the Company Guaranty or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and the Company Guaranty, together with copies of the most recent financial statements delivered pursuant to subsection 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (iv) such assignee has made, and will continue to make, independently and without reliance upon Administrative Agent, such assigning Lender or any other
Lender, and based on such documents and information as it deemed or deems appropriate at the time, its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent, on its behalf and to exercise such powers under this Agreement and the Company Guaranty as are delegated to Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      D. PARTICIPATIONS. Notwithstanding the provisions of subsection 9.1, each Lender may sell participations in any part of any Loan or Loans or the Pro Rata Commitments or any other interest herein to any Person; PROVIDED, HOWEVER, that (i) such Lender shall remain responsible for its total obligations and Pro Rata Commitments under this Agreement; (ii) Borrowers and Administrative Agent shall continue to deal solely with such Lender in connection with such Lender's rights and obligations under this Agreement; (iii) except as hereinafter provided, no participant shall have any rights under this Agreement or any other document delivered in connection herewith (a participant's rights against any such selling Lender in respect of its participation to be those set forth in the agreement executed by such Lender in favor of such participant relating thereto); and (iv) no Lender shall sell any such participation under which the participant would have any right to (or any right to require such Lender to) take or omit to take any action or approve any amendment or waiver relating to this Agreement except to the extent any such action, omission, amendment or waiver would (a) extend the final maturity date or the date for the payment of any interest due in respect of a Loan due to such Lender or any fees due to such Lender under this Agreement, (b) reduce the amount of any installment of principal or interest due to such Lender in respect of any Loan, or (c) reduce the interest rates applicable to the Loans or the fees due to such Lender under this Agreement. Notwithstanding the foregoing, in no event shall any Borrower be obligated to pay a greater amount of compensation pursuant to subsections 2.6G, 2.10 or 2.11 to any participant than such Borrower would otherwise have been obligated to pay to the Lender selling such participation.

      E. ADDITIONAL PROVISIONS GOVERNING ASSIGNMENTS AND PARTICIPATIONS. Each Borrower hereby agrees that any Lender may furnish any information concerning such Borrower in the possession of any Lender from time to time to assignees and participants (including prospective assignees and participants), PROVIDED, that each such assignee, prospective assignee, participant and prospective participant shall agree in writing to be bound by the provisions of subsection 9.18. In the event of any assignment hereunder, the assigning Lender's Pro Rata Commitment shall be modified to reflect the Pro Rata Commitment of such assignee. No Lender shall, as between any Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any granting of participations in all or any part of the Loans, or Pro Rata Commitment of that Lender or other Obligations owed to such Lender. Each Lender shall, as between each Borrower and that Lender, be relieved of its obligations hereunder as a result of any sale, assignment, transfer or negotiation, in accordance with subsection 9.2, of all or any part of the Loans or Pro Rata Commitment of that Lender or other Obligations owed to such Lender to the extent of the obligations assigned.

9.3   EXPENSES.

      Except to the extent otherwise specifically set forth herein or agreed to by Administrative Agent and Company, prior to the occurrence and except during the continuance of an Event of Default, the expenses of Administrative Agent and each Lender in connection with this Agreement shall be borne by Administrative Agent or such Lender, as the case may be. After the occurrence and during the continuance of an Event of Default, Company agrees to pay promptly all reasonable costs and expenses, including reasonable attorneys' fees (PROVIDED, that Company shall not be required to pay attorneys' fees for more than one counsel for Administrative Agent and Lenders) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Borrower hereunder or under the Company Guaranty by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.4   INDEMNITY.

      A. In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents, advisors and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation the reasonable fees and disbursements of one counsel representing all such Indemnitees, and additional counsel to the extent provided in subsection 9.4B), in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto (collectively, "INDEMNIFIED LIABILITIES" and individually an "INDEMNIFIED LIABILITY") that may be incurred by, or asserted or awarded against any such Indemnitee, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, relating to or in connection with this Agreement or the Company Guaranty, whether or not such investigation, litigation or proceeding is brought by the Company or DFFI or Solvest, its shareholders or creditors or an Indemnitee, and whether or not an Indemnitee is otherwise a party thereto, except that no Indemnitee shall be entitled to be indemnified hereunder (i) to the extent that such claim, damage, loss, liability or expense is found in a final judgment rendered by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct or from a breach of such Indemnitee's obligations pursuant to subsection 9.18 or its confidentiality letter theretofore delivered to Company, or (ii) with respect to any litigation brought by any Borrower seeking judgment against such Indemnitee for any wrongful act or omission of such Indemnitee if a final judgment by a court of competent jurisdiction is rendered in such Borrower's favor against such Indemnitee. If any claim regarding any Indemnified Liability ("CLAIM") is asserted against any Indemnitee, such Indemnitee shall promptly notify Company, but the failure to do so shall not affect Company's obligations under this subsection 9.4 unless such failure materially prejudices Company's right to defend or participate in the contest of such Claim, as hereinafter provided in this subsection 9.4. Neither Company nor any Indemnitee shall settle any Indemnified Liability with respect to any Indemnitee without the consent of Company and that Indemnitee, which consent shall not be unreasonably withheld.

      B. The Indemnitees shall be entitled to legal representation at Company's expense by one legal counsel selected by the Indemnitees, as a group, as provided in subsection 9.4A and, in addition, Company will pay the reasonable costs and expenses of one additional legal counsel selected by an Indemnitee if legal counsel for such Indemnitee determines in good faith that joint representation of such Indemnitee along with other Indemnitees would or could reasonably be expected to result in a conflict of interest under laws or ethical principles applicable to such counsel. The scope of representation of any additional counsel pursuant to this subsection 9.4B shall be to the extent reasonably necessary to avoid such conflict of interest.

      C. Nothing in this subsection 9.4 shall limit the right, which is absolute, of any Indemnitee to at any time retain at its own expense separate counsel to represent and defend such Indemnitee in connection with any Indemnified Liabilities. In such event Company shall have the right to participate, at Company's expense and through independent counsel, in the contest.

      D. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in this subsection 9.4 may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.5   RATABLE SHARING.

      Lenders hereby agree among themselves that (except as otherwise specifically provided with respect to Swing Line Loans) if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right hereunder or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or DFFI or Solvest or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.

9.6   AMENDMENTS AND WAIVERS.

      No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Pro Rata Commitments or reduces the principal amount of any of the Loans or accrued interest thereon; changes any Lender's Pro Rata Share; changes the definition of "Requisite Lenders"; changes any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any Loans; decreases the interest rate borne by the Pro Rata Loans or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases the Company Guaranty in whole or in part; or changes the provisions contained in this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, no amendment, modification, termination or waiver of any provision of Section8 or of any other provision of this Agreement which affects the rights or obligations of Administrative Agent or which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. No amendment, modification or waiver of any provision of this Agreement relating to Swing Line Loans or the Swing Line Commitment shall be effective without the written concurrence of Swing Line Lender. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

9.7   NOTICES.

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address and telefacsimile number of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Administrative Agent, such other address or telefacsimile number as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address or telefacsimile number as shall be designated by such party in a written notice delivered to Administrative Agent.

      Neither Administrative Agent nor any Lender shall incur any liability to any Borrower or any other Lender in acting upon any telephonic notice referred to in subsections 2.1, 2.2 or 2.3 which Administrative Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Applicable Borrower or for otherwise acting in good faith with respect to any Notice of Borrowing, and upon the funding of a Loan by any Lender in accordance with this Agreement pursuant to any telephonic notice, the Applicable Borrower shall have effected a Loan hereunder.

9.8   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

9.9   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

      No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10  ENTIRE AGREEMENT.

      This Agreement comprises the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof.

9.11  SEVERABILITY.

      In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

      The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Pro Rata Commitment of any other Lender hereunder. Nothing contained herein, and no action taken by Lenders pursuant hereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.13  HEADINGS.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14  APPLICABLE LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

9.15  SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.2). Neither Company's or DFFI's or Solvest's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company or DFFI or Solvest without the prior written consent of all Lenders.

9.16  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY CALIFORNIA STATE OR FEDERAL COURT SITTING

IN THE CITY OF LOS ANGELES, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR SUCH OBLIGATION. EACH BORROWER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH BORROWER AT ITS ADDRESS SPECIFIED IN SUBSECTION 9.7.

9.17  WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.18  CONFIDENTIALITY.

      Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that a Lender may make disclosures (i) to any Affiliate of such Lender PROVIDED that such Affiliate shall be bound by this subsection 9.18, (ii) reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Pro Rata Commitment or any of its Loans or any participation therein (PROVIDED that such actual or prospective transferee, assignee or participant shall agree in writing to be bound by this subsection
9.18 in advance of its receipt) or (iii) as required by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. All information disclosed by any Borrower shall be presumed confidential other than Company's public filings and press releases and other matters generally available publicly.

9.19  COUNTERPARTS; EFFECTIVENESS.

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of a telecopied signature page shall be as effective as delivery of an originally executed signature page.


                     [Remainder of page intentionally left blank]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

         COMPANY:

                        DOLE FOOD COMPANY, INC.,
                        a Hawaii corporation


                        By: ____________________________
                        Title:      Chairman and Chief Executive Officer



                        Notice Address:
                             Dole Food Company, Inc.
                             31365 Oak Crest Drive
                             Westlake Village, CA  91361
                             Attention:  Michael S. Karsner
                             Telephone:  (818) 879-6732
                             Facsimile:  (818) 879-6636

         DFFI:

                        DOLE FRESH FRUIT INTERNATIONAL, LIMITED, a Liberian corporation


                        By: ____________________________
                        Title:



                        Notice Address:
                             Dole Fresh Fruit International, Limited
                             100 M. Norte Supermercado, Yaohai
                             San Jose, Costa Rica
                             Attention: James Dykstra
                             Telephone: (506) 287-2259
                             Facsimile: (506) 287-2759

         SOLVEST:

                        SOLVEST, LTD.,
                        a Bermuda corporation


                        By: ____________________________
                        Title:      Treasurer



                        Notice Address:
                             Solvest, Ltd.
                             31365 Oak Crest Drive
                             Westlake Village, CA  91361
                             Attention: Treasurer
                             Telephone: (818) 879-6734
                             Facsimile: (818) 879-6636




ADMINISTRATIVE AGENT:

                        THE CHASE MANHATTAN BANK,
                        as Administrative Agent


                        By: ____________________________
                        Title:


                        Notice Address:

                             The Chase Manhattan Bank
                             1 Chase Manhattan Plaza, 4th Floor
                             New York, NY  10018
                             Attention:  Mary Cameron
                             Telephone:  (212) 552-4482
                             Telefacsimile:  (212) 552-4266

         LENDERS:

                        THE CHASE MANHATTAN BANK,
                        as Lender


                        By: ____________________________
                        Title:    Vice President


                        Notice Address:

                             The Chase Manhattan Bank
                             1 Chase Manhattan Plaza, 4th Floor
                             New York, NY  10018
                             Attention:  Mary Cameron
                             Telephone:  (212) 552-4482
                             Telefacsimile:  (212) 552-4266

                        Total Pro Rata Commitment:  $38,000,000
                        Total Pro Rata Share:  6.33%

                        BANK BRUSSELS LAMBERT, NEW YORK BRANCH, as Lender



                        By:  __________________________
                        Title:



                        By:  __________________________
                        Title:


                        Notice Address:

                             Bank Brussels Lambert, New York Branch
                             630 Fifth Avenue
                             New York, New York  10111
                             Attn.:  Joyce Thunnissen
                             Telephone:  (212) 632-5317
                             Telecopy:   (212) 333-5786


                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        BANK OF AMERICA NATIONAL
                        TRUST AND SAVINGS ASSOCIATION,
                        as Syndication Agent and as Lender



                        By:  _____________________
                        Title:


                        Notice Address:

                             Bank of America National Trust
                             and Savings Association
                             Unit #5618
                             555 South Flower Street
                             Los Angeles, California 90071
                             Attention:  Robert Troutman
                             Telephone:  (213) 228-3866
                             Telecopy:   (213) 623-7923

                        Total Pro Rata Commitment:  $32,500,000
                        Total Pro Rata Share:  5.42%

                        THE BANK OF NOVA SCOTIA, as Co-Agent and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             The Bank of Nova Scotia
                             580 California Street, Suite 2100
                             San Francisco, California 94104
                             Attention:  Maarten Van Otterloo
                             Telephone:  (415) 986-1100
                             Telecopy:   (415) 397-0791

                        Total Pro Rata Commitment:  $28,000,000
                        Total Pro Rata Share:  4.67%

                        CIBC INC., as Co-Agent and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             CIBC Inc.
                             350 South Grand Avenue, Suite 2700
                             Los Angeles, California 90071
                             Attention:  Paul J. Chakmak
                             Telephone:  (213) 617-6226
                             Telecopy:   (213) 346-0157 or (213) 617-1696

                        Total Pro Rata Commitment:  $28,000,000
                        Total Pro Rata Share:  4.67%

                        CITICORP USA, INC., as Documentation Agent and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             Citicorp
                             725 S. Figueroa St., 5th Floor
                             Los Angeles, California 90017
                             Attention:  Deborah Ironson
                             Telephone:  (213) 239-1424
                             Telecopy:   (213) 623-3592

                        Total Pro Rata Commitment:  $32,500,000
                        Total Pro Rata Share:  5.42%

                        COMMERZBANK AKTIENGESELLSCHAFT, LOS ANGELES BRANCH, as Co-Agent and Lender



                        By: ____________________________
                        Title:




                        By: ____________________________
                        Title:


                        Notice Address:

                             Commerzbank Aktiengesellschaft,
                             Los Angeles Branch
                             660 South Figueroa Street, Suite 1450
                             Los Angeles, California 90017
                             Attention:  Steven Larsen
                             Telephone:  (213) 623-8223
                             Telecopy:   (213) 623-0039

                        Total Pro Rata Commitment:  $28,000,000
                        Total Pro Rata Share:  4.67%

                        COOPERATIEVE CENTRALE RAIFFEISEN-
                        BOERENLEENBANK, B.A.,
                        "RABOBANK NEDERLAND", NEW YORK BRANCH,
                        as Lead Manager and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             Rabobank Nederland
                             3 Embarcadero Ctr. #930
                             San Francisco, California 94111
                             Attention:  Bradford F. Scott
                             Telephone:  (415) 986-4258
                             Telecopy:   (415) 986-8349

                        Total Pro Rata Commitment:  $25,000,000
                        Total Pro Rata Share:  4.17%

                        CREDIT SUISSE, as Lender



                        By: ____________________________
                        Title:



                        By: ____________________________
                        Title:


                        Notice Address:

                             Credit Suisse
                             633 West Fifth Street, 64th Floor
                             Los Angeles, California 90071
                             Attention:  Lori Jenner
                             Telephone:  (213) 955-8289
                             Telecopy:   (213) 955-8245

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        THE DAI-ICHI KANGYO BANK, LIMITED,
                        LOS ANGELES AGENCY, as Lender



                        By: ____________________________
                        Title:



                        Notice Address:

                             The Dai-Ichi Kangyo Bank, Limited,
                             Los Angeles Agency
                             555 W. 5th Street, 5th Floor
                             Los Angeles, California  90013
                             Attn.:  Israel Carmeli
                             Telephone:  (213) 243-4740
                             Telecopy:  (213) 624-5258

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        THE FIRST NATIONAL BANK OF CHICAGO, as Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             The First National Bank of Chicago
                             777 South Figueroa Street, 4th Floor
                             Los Angeles, California 90017-5800
                             Attention:  Anthony B. Mathews
                             Telephone:  (213) 683-4957
                             Telecopy:   (213) 683-4999

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        THE FUJI BANK, LIMITED,
                        LOS ANGELES AGENCY, as Lead Manager
                        and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             The Fuji Bank, Limited,
                             Los Angeles Agency
                             333 South Hope Street, 39th Floor
                             Los Angeles, California 90071
                             Attention:  Jeffrey Brandeen
                             Telephone:  (213) 253-4168
                             Telecopy:   (213) 253-4198

                        Total Pro Rata Commitment:  $25,000,000
                        Total Pro Rata Share:  4.17%

                        THE INDUSTRIAL BANK OF JAPAN,
                        LIMITED, LOS ANGELES AGENCY, as Lead
                        Manager and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             The Industrial Bank of Japan,
                             Limited, Los Angeles Agency
                             350 South Grand Avenue, Suite 1500
                             Los Angeles, California 90071
                             Attention: Jim Cline
                             Telephone:  (213) 893-6427
                             Telecopy:   (213) 488-9840

                        Total Pro Rata Commitment:  $25,000,000
                        Total Pro Rata Share:  4.17%

                        ISTITUTO BANCARIO SAN PAOLO
                        DI TORINO SPA, as Lender



                        By: ____________________________
                        Title:



                        By: ____________________________
                        Title:


                        Notice Address:

                             Istituto Bancario San Paolo di Torino SpA
                             444 South Flower Street, Suite 4550
                             Los Angeles, California 90071
                             Attention:  Annette Bergsten
                             Telephone:  (213) 489-3100
                             Telecopy:   (213) 622-2514

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        KREDIETBANK, NV, GRAND CAYMAN BRANCH, as Lender



                        By: ____________________________
                        Title:



                        By: ____________________________
                        Title:


                        Notice Address:

                             Kredietbank, NV
                             c/o Kredietbank Los Angeles
                             Representative Office
                             550 South Hope Street, Suite 1775
                             Los Angeles, California 90071
                             Attention:  Roxanne Cheng, Vice Pres.
                             Telephone:  (213) 624-0401
                             Telecopy:   (213) 629-5801

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                        LOS ANGELES AGENCY, as Lead Manager
                        and Lender



                        By: ____________________________
                        Title:     Deputy General Manager


                        Notice Address:

                             Long-Term Credit Bank of Japan,
                             Ltd., Los Angeles Agency
                             350 South Grand Ave., Suite 3000
                             Los Angeles, California 90071
                             Attention:  John Korthuis
                             Telephone:  (213) 689-6349
                             Telecopy:   (213) 622-6908

                        Total Pro Rata Commitment:  $25,000,000
                        Total Pro Rata Share:  4.17%

                        MELLON BANK, N.A., as Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             Mellon Bank, N.A.
                             300 South Grand Avenue, Suite 3800
                             Los Angeles, California 90071
                             Attention:  Lawrence C. Ivey
                             Telephone:  (213) 680-7354
                             Telecopy:   (213) 626-3745

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             Morgan Guaranty Trust Company of New York
                             60 Wall Street
                             New York, NY  10260
                             Attention:  Robert M. Osieski, Vice Pres.
                             Telephone:  (212) 648-7173
                             Telecopy:   (212) 648-5014

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        NATIONSBANK OF TEXAS, N.A., as Co-Agent and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             NationsBank of Texas, N.A.
                             444 South Flower Street, Suite 4100
                             Los Angeles, California 90071
                             Attention:  Michele M. Shafroth,
                                       Senior Vice President
                             Telephone:  (213) 236-4907
                             Telecopy:   (213) 624-5812

                        Total Pro Rata Commitment:  $28,000,000
                        Total Pro Rata Share:  4.67%

                        SOCIETE GENERALE, as Co-Agent and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             Societe Generale
                             2029 Century Park East, Suite 2900
                             Los Angeles, California 90067
                             Attention:  J. Staley Stewart
                             Telephone:  (310) 788-7103
                             Telecopy:   (310) 551-1537

                        Total Pro Rata Commitment:  $28,000,000
                        Total Pro Rata Share:  4.67%

                        STANDARD CHARTERED BANK, as Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             Standard Chartered Bank
                             707 Wilshire Boulevard, WB9-40
                             Los Angeles, California 90017
                             Attention:  Mary Machado-Schammel
                             Telephone:  (213) 614-4756
                             Telecopy:   (213) 614-5158/2196

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        THE TOKAI BANK, LIMITED, LOS ANGELES AGENCY, as Lead Manager and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             The Tokai Bank, Limited, Los Angeles Agency
                             300 S. Grand Avenue, 7th Floor
                             Los Angeles, California 90071
                             Attention:
                             Telephone:  (213) 972-8460
                             Telecopy:   (213) 689-3200

                        Total Pro Rata Commitment:  $25,000,000
                        Total Pro Rata Share:  4.17%

                        UNION BANK OF CALIFORNIA, N.A., as Lender



                        By: ____________________________
                        Title:



                        By: ____________________________
                        Title:


                        Notice Address:

                             Union Bank of California, N.A.
                             550 S. Hope Street, 3rd Floor
                             Los Angeles, California 90071
                             Attention:  Denton Folkes, Vice Pres.
                             Telephone:  (213) 243-3559
                             Telecopy:   (213) 243-3552

                        with a copy to:

                             Union Bank of California, N.A.
                             445 S. Figueroa Street, 16th Floor
                             Los Angeles, California 90071
                             Attention:  Kurt Hocker, Asst. Vice Pres.
                             Telephone:  (213) 236-7767
                             Telecopy:   (213) 236-7814

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        WELLS FARGO BANK, N.A., as Co-Agent and Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             Wells Fargo Bank, N.A.
                             707 Wilshire Blvd.
                             MAC 2818-163
                             Los Angeles, CA  90017
                             Attention:  Gregory P. Brown, Vice Pres.
                             Telephone:  (213) 614-2569
                             Telecopy:   (213) 614-3084

                        Total Pro Rata Commitment:  $28,000,000
                        Total Pro Rata Share:  4.67%

                        WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                        NEW YORK BRANCH, as Lender



                        By: ____________________________
                        Title:


                        By: ____________________________
                        Title:


                        Notice Address:

                             Westdeutsche Landesbank Girozentrale
                             New York Branch
                             1211 Avenue of the Americas, 24th Floor
                             New York, New York 10036
                             Attn:  Thomas Lee
                             Telephone:  (212) 852-6204
                             Telecopy:  (212) 852-6148

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%

                        THE YASUDA TRUST & BANKING CO., LTD.,
                        LOS ANGELES AGENCY, as Lender



                        By: ____________________________
                        Title:


                        Notice Address:

                             Yasuda Trust & Banking Co., Ltd.
                             725 South Figueroa Street, Suite 3990
                             Los Angeles, California 90017
                             Attention:  Donovan Reiner
                             Telephone:  (213) 688-4246
                             Telecopy:   (213) 624-5840

                        Total Pro Rata Commitment:  $17,000,000
                        Total Pro Rata Share:  2.83%